Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Global Seed Corporation

(Exact name of Registrant as specified in its charter)

Texas	5810	27-3028235
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

3906-3907, Vanke ITC Center

Changan, Dongguan, China 523845

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lam Heung Yeung Horace

Chief Executive Officer

3906-3907, Vanke ITC Center

Changan, Dongguan, China 523845

(852) 6553-3834

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Elizabeth Fei Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326-0199

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	27,983,000	$1.70	$47,571,100	$6,174.80

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated at $1.70 per share, the last sale price as reported on the OTC Markets regulated quotation service on December 20, 2019, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 23, 2019

PRELIMINARY PROSPECTUS

27,983,000 Shares

Global Seed Corporation

Common Stock

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 27,983,000 shares of our common stock, par value $0.0001 per share, by the selling shareholders named in this prospectus.

The selling shareholders acquired their shares registered herein in a private placement (the “Private Placement”) conducted pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The Private Placement was closed on October 30, 2019, upon which we acquired all of the issued and outstanding shares of Well Benefit International Limited, a British Virgin Islands company, pursuant to certain Share Exchange Agreement dated October 1, 2019, in exchange for the issuance of 252,874,025 shares of our restricted shares of common stock.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling shareholders. All expenses of registration incurred in connection with this offering are being borne by us, however all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the regulated quotation service of the OTC Markets under the symbol “GLBD”. On December 20, 2019, the last sale price of our common stock as reported on the OTC Markets was $1.70 per share.

This investment involves a high degree of risk. You should purchase shares of common stock only if you can afford a complete loss. See “Risk Factors” beginning on page 4  to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS ______________

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this prospectus in its entirety, including the information under “Risk Factors” and our consolidated financial statements and related notes included elsewhere in this Prospectus.

Our Company

Overview

As used herein, “we,” “us,” “our,” the “Company,” or “GLBD,” means Global Seed Corporation and its subsidiaries unless otherwise indicated. Global Seed Corporation was incorporated in the State of Texas on July 13, 2010. On October 30, 2019, we closed certain share exchange agreement dated October 1, 2019 and acquired all of the issued and outstanding shares of Well Benefit International Limited, a British Virgin Islands company (“Well Benefit”), in exchange for the issuance to the shareholders of Well Benefit (the “Shareholders”) an aggregate of 252,874,025 restricted shares of the Company’s common stock (the transaction, the “Reverse Merger”).

Dongguan Zhenghao Industrial Investment Company Limited (“Zhenghao”), a company formed under the laws of the People’s Republic of China (“PRC”), is a wholly-owned subsidiary of Well Benenfit. Zhenghao provides healthy coffee and beverage products to customers in China. As a result of the Reverse Merger, Zhenghao became our wholly-owned subsidiary, and we transitioned our business focus to providing healthy coffee and beverage products to customers in China through Zhenghao under its established brand, “Ka Su Le”. Our business comprises of three segments: (i) wholesale business, including wholesaling coffee and healthy drinks capsules, coffee brewing machines and health supplements and skin care products; (ii) retail selling coffee products and (iii) retail selling of coffee brewing machines.

Wholesale Business

Under our wholesale business segment, we sell our capsules through our brand stores (each a “Brand Store”, collectively the “Brand Stores”) and cooperation stores (each a “Cooperation Store”, collectively the “Cooperation Stores”). To join us as a Brand Store, we will charge a one-time brand authorization fee. After becoming our Brand Store, we will grant it the rights to use our brand, Ka Su Le, and provide it with all of the materials (including different kinds of capsules) and equipment that are necessary to make our coffee and other healthy beverages (collectively, the “Initiation Package”). In addition, we provide our Brand Stores with staff training and help them with the designing and decoration of their stores, setting up the equipment and other matters such as developing and shipping products. After paying the brand authorization fee, our Brand Stores will receive certain amount of coffee and healthy drinks capsules, included in their Initiation Package, enabling them to start their business. In addition, to better promote our products and enhance our brand recognition, we are expanding our network by working with and placing our coffee machines free of charge in various stores, including grocery stores, bakeries, super markets, shopping malls and other places with significant customer volume and high demand of coffee. The Cooperation Stores can use our coffee machines free of charge with proper care and a commitment of selling a certain amount of brewed coffee and healthy drinks each month. Similar to our Brand Stores, the Cooperation Stores can purchase our capsules products from our retail stores or online store if they need additional supplies. We also offer our customers two types of coffee brewing machines, one for domestic use and the other is for commercial use. Our wholesale business of health supplements and skin care products are currently at its initial stage and contributed very limited sales revenue to us as of the date of this prospectus.

Retail Outlets of Coffee Products

We have two coffee retail stores in Dongguan City and Shenzhen City, through which we offer capsule products and brewed coffee and healthy drinks to our customers. We are currently looking to relocate one of our retail stores to an area with a higher demand of brewed coffee and healthy drinks. This segment is currently at its initial stage and contributed very limited sales revenue to us as of the date of this prospectus.

Retail Outlets of Coffee Brewing Machines

In addition, We also market and sell our brewing machines through our sales persons. Customers can also purchase a brewing machine from our online store. As of the date of this prospectus, we have very limited sales of the coffee brewing machines.

Competitive Strengths

We are dedicated to serving our customers. We believe that the following strengths contribute to our success and are the differentiating factors that set us apart from our peers.

●	Leading and fastest growing player focusing on capsule coffee in China: we believe that we are a pioneer that develops a taste for coffee in a society with brisk reverence for tea by offering our customers with convenient capsule coffee, enabling them to make tasty coffee easily.

●	superior customer propositions: Our commitment to quality is uncompromising. We source premium coffee beans from a prominent supplier and work with an experienced team to design our coffee recipes. We also implement stringent quality control procedures and processes across our supply chain, from procurement to inventory and logistics, as well as in our day-to-day store operations. We are able to offer affordable coffee capsule and other high-quality products because we have achieved sustainable cost advantages.

Our Corporate Information

Our principal office is located at 3906-3907, Vanke ITC Center, Changan, Dongguan, China 523845. Our telephone number is (852) 6553-3834 and our Internet website address is www.agilityholding.com.

About This Offering

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 27,983,000 shares of common stock. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Common Stock Offered	27,983,000 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Ticker Symbol	GLBD

RISK FACTORS

An investment in our common stock involves a high degree of risk. The risks described below include all material risks to our company or to investors in this offering that are known to our company. You should carefully consider such risks before participating in this offering. If any of the following risks actually occur, our business, financial condition and results of operations could be materially harmed. As a result, the trading price of our common stock could decline, and you might lose all or part of your investment. When determining whether to buy our common stock, you should also refer to the other information in this prospectus, including our financial statements and the related notes included elsewhere in this prospectus.

Risks Relating to Our Business and Industry

Our limited operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our subsidiary in China, Zhenghao, commenced its operations in 2018. As of the date of this prospectus, we have launched seven stores in Guangdong Province, Jilin Province and Chongqing City, including two stores owned by ourselves and five Brand Stores to which we granted rights to use our brand. We are currently promoting our products and enhancing our brand recognition by working with and placing our coffee machines free of charge in various stores, including grocery stores, bakeries, super markets, shopping malls and other places with significant customer volume and high demand of coffee. As of the date of this prospectus, we have placed our coffee machines into over 80 stores in Guangdong Province, over 60 stores in Jilin Province and over 150 stores in Chongqing City. However, our limited operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow in future periods. Our growth rates may decline for any number of possible reasons and some of them are beyond our control, including decreasing customer spending, increasing competition, declining growth of China’s coffee industry or China’s food and beverage sector in general, emergence of alternative business models, or changes in government policies or general economic conditions. We will continue to expand our network of members and authorized partners and product offerings to bring greater convenience to our customers and to increase our customer base and number of transactions. However, the execution of our expansion plan is subject to uncertainty and the total number of items sold and number of transacting customers may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our common stock could decline. In addition, since our business model is innovative in China’s coffee and healthy drink industry, it increased the difficulty in evaluating our business and future prospects based on our historical operational or financial result.

We have incurred significant net losses since our inception and we may continue to experience significant net losses in the future.

We have incurred significant net losses since our inception in January 2017. For the period from January 26, 2017 (inception date) to December 31, 2017, the year ended December 31, 2018 and the nine months ended September 30, 2019, we incurred net loss of $8,055, $399,428, and $338,852, respectively, primarily attributed to the expenses in relation to the startup and fast expansion of our business.

We intend to further increase our brand awareness, expand our customer base and store network, and expect to continue to invest heavily in offering discounts and deals and other aspects of our business, especially sales and marketing expenses, in the foreseeable future as we continue to expand our store network and our product offerings. In addition, our net revenues will be impacted by various factors, including the performances of our stores, level of discounts we offer for different products, competitive landscape, customer preference and macroeconomic and regulatory environment. Therefore, our revenues may not grow at the rate we expect and it may not increase sufficiently to offset the increase in our expenses. We may continue to incur losses in the future and we cannot assure you that we will eventually achieve our intended profitability.

We require a significant amount of capital to fund our operations and respond to business opportunities. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition and prospects may be materially and adversely affected.

Building a reputable brand and accumulating a large and continuously growing customer base is costly and time-consuming. For example, we require a significant amount of capital and resources to continue to expand our store network in a timely manner. Significant and continuous investments in sales and marketing are also required for further establishing brand awareness among the mass population in China to attract new customers and retain existing ones.

We have historically funded our cash requirements principally with capital contribution from our shareholders. If these resources are insufficient to satisfy our cash requirements, we may seek to raise funds through additional equity offering or debt financing or obtain additional bank facilities. Our ability to obtain additional capital in the future, however, is subject to a number of uncertainties, including those relating to our future business development, financial condition and results of operations, general market conditions for financing activities by companies in our industry, and macro-economic and other conditions in China and globally. If we cannot obtain sufficient capital on acceptable terms to meet our capital needs, we may not be able to execute our growth strategies, and our business, financial condition and prospects may be materially and adversely affected.

If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected.

Our ability to cost-effectively attract new customers and retain existing customers is crucial to driving net revenues growth and achieving profitability. We have invested significantly in branding, sales and marketing to acquire and retain customers since our inception. For example, we offer various discount offers and deals in the form of vouchers and coupons. We also expect to continue to invest significantly to acquire new customers and retain existing ones. There can be no assurance that new customers will stay with us, or the net revenues from new customers we acquire will ultimately exceed the cost of acquiring those customers. In addition, if we reduce or discontinue our current discount offers and deals, if our existing customers no longer find our products appealing, or if our competitors offer more attractive products, prices, discounts or better customer services, our existing customers may lose interest in us, decrease their orders or even stop ordering from us. If we are unable to retain our existing customers or to acquire new customers in a cost-effective manner, our revenues may decrease and our results of operations will be adversely affected.

We may be unsuccessful in operating our stores.

The operating results of our stores (including our Brand Stores and Cooperation Stores) have been and will continue to be subject to a number of factors, including but not limited to:

●	our ability to maintain and enhance the quality of our products and services;

●	our ability to retain existing customers and attract new customers;

●	our ability to continuously increase the number of items sold to each customer and number of items sold in each store;

●	our ability to successfully implement our pricing strategies;

●	our ability to timely respond to changes in market opportunities and customer preferences;

●	our ability to maintain good relationships with third-party suppliers, service providers and strategic partners;

●	our ability to hire, train and retain talented employees;

●	our ability to manage costs of our operations, such as cost of materials, store rental and other operating costs, and sales and marketing expenses;

●	our ability to ensure full compliance with relevant laws and regulations, and maintain adequate and effective control, supervision and risk management over our stores; and

●	our ability to monitor and control the overall operation of our stores.

Many factors that are out of our control, including macroeconomic and regulatory environment, could also adversely affect our store operations. In addition, as we continue to expand our store network, opening new stores near our existing stores may adversely affect the sales of our existing stores. Any of these factors listed above or described elsewhere in this Risk Factors section may render us unsuccessful in profitably operating our stores and could adversely impact our business, financial condition and/or results of operations. We may even have to shut down certain stores if their business, financial conditions and operation results are far below our expectation.

We rely on a limited number of third-party suppliers and service providers to provide products and services to us or to our customers, and the loss of any of these suppliers or service providers would negatively impact our business.

We have a limited number of suppliers for our raw materials and beverage items, delivery service to our customer and warehouse and fulfillment service. In 2018 and 2019, we purchased our coffee beans solely from one supplier and our health drink beverages ingredients mainly from three suppliers.

Due to concentration of suppliers, any interruption of the operations of our suppliers, any failure of our suppliers to accommodate our growing business scale, any termination or suspension of our supply arrangements, any change in cooperation terms, or the deterioration of cooperative relationships with these suppliers may materially and adversely affect our results of operations. In addition, our current agreements with our suppliers generally do not prohibit them from working with our competitors. Our competitors may be more effective in providing incentives to our suppliers to prioritize on their orders in case of short supply. We cannot assure you that we would be able to find replacement suppliers on commercially reasonable terms or a timely basis.

Failure to maintain the quality and safety of our products could have a material and adverse effect on our reputation, financial condition and results of operations.

The quality and safety of our products are critical to our success. We pay close attention to quality control, monitoring each step in the process from procurement to production and from warehouse to delivery. Yet, maintaining consistent product quality depends significantly on the effectiveness of our quality control system, which in turn depends on a number of factors, including but not limited to the design of our quality control system, employee training to ensure that our employees adhere to and implement our quality control policies and procedures and the effectiveness of monitoring any potential violation of our quality control policies and procedures. There can be no assurance that our quality control system will always prove to be effective.

In addition, the quality of the products or services provided by our suppliers or service providers is subject to factors beyond our control, including the effectiveness and the efficiency of their quality control system, among others. There can be no assurance that our suppliers or service providers may always be able to adopt appropriate quality control systems and meet our stringent quality control requirements in respect of the products or services they provide. Any failure of our suppliers or service providers to provide satisfactory products or services could harm our reputation and adversely impact our operations. See “Risk Factors—Illegal actions or misconduct, or any failure by third-party suppliers or service providers to provide satisfactory products or services could materially and adversely affect our business, reputation, financial condition and results of operations. In addition, we may be unable to receive sufficient compensation from suppliers and service providers for the losses caused by them.”

If customers become ill from food or beverage-borne illnesses, tampering, adulteration, contamination, mislabeling or other food or beverage-safety issues, we could be forced to temporarily close some stores and/or be involved in related disputes or legal proceedings. In addition, instances of food or beverage-safety issues, even those not involving us or our suppliers, could, by resulting in negative publicity about us, China’s coffee industry or China’s food and beverage market in general, adversely affect our reputation, financial condition and results of operations. A decrease in customer confidence in the safety and quality of our products or any food safety issues could materially harm our business and results of operations. See “—Adverse incidents or reports of food-safety issues, whether true or not, may harm our business.”

Any significant disruption in our technology infrastructure or our failure to maintain the satisfactory performance, security and integrity of our technology infrastructure would materially and adversely affect our business, reputation, financial condition and results of operations.

The proper functioning of our technology infrastructure is essential to our business. We rely on our technology to improve customer engagement and our operational efficiency, among others. The risks we face in relation to the disruption of our technology infrastructure include:

●	we may encounter problems when upgrading our technology infrastructure including our systems and software. The development, upgrades and implementation of our technology infrastructure are complex processes. Issues not identified during pre-launch testing of new services may only become evident when such services are made available to our entire customer base. Therefore, our technology infrastructure may not function properly if we fail to detect or solve technical errors in a timely manner; and

●	our systems are potentially vulnerable to damage or interruption as a result of earthquakes, floods, fires, extreme temperatures, power loss, telecommunications failures, technical error, computer viruses, hacking and similar events.

We face intense competition in China’s coffee industry and food and beverage sector in general. If we fail to compete effectively, we may lose market share and customers, and our business, financial condition and results of operations may be materially and adversely affected.

China’s coffee industry is intensely competitive. We mainly compete with a number of coffee shop operators for customers. Our competitors may have more financial, technical, marketing and other resources than we do and may be more experienced and able to devote greater resources to the development, promotion and support of their business. Some competitors are well-established in China and any defensive measures they take in response to our expansion could hinder our growth and adversely affect our sales and results of operations. In addition, China’s coffee industry is subject to the entry of new and well-funded competitors.

Furthermore, as we continue to increase our product offerings, we also expect to compete against other businesses such as convenience stores as well as food and beverages operators with convenient locations. Increased competition may reduce our market share and profitability and require us to increase our sales and marketing efforts and capital commitment in the future, which could negatively affect our results of operations or force us to incur further losses. Although we have accumulated some and continuously growing our customer base, there is no assurance that we will be able to continue to do so in the future against current or future competitors, and such competitive pressures may have a material adverse effect on our business, financial condition and results of operations.

Our unique coffee recipe depend on the continuous cooperation between the Company and Bright Sun. If we stop working with Bright Sun, we will lose our rights to use the recipe and results of operations may be materially and adversely affected.

We rely on our unique coffee recipe to make coffee capsule products that are favored by our customers. We entered into a coffee recipe cooperation agreement (the “Recipe Agreement”) with Bright Sun, pursuant to which Bright Sun, the owner of such unique coffee recipe, authorized us to exclusively use such recipe as long as we continue purchasing coffee beans from them and fully perform other duties under the Recipe Agreement. The current Recipe Agreement is expiring on February 29, 2020 (“Expiration Date”). Although the Recipe Agreement can be extended 60 days before the Expiration Date, there can be no assurance that an extension will be made. Although we do not expect the Recipe Agreement is going to terminate in the near future, if we fail to maintain the cooperation with Bright Sun for any reasons and lose the rights to use the coffee recipe, we will have to use other recipes to make our coffee products, which may not be as popular as our current products. Accordingly, our results of operations may be materially and adversely affected

Our business is currently highly dependent on coffee and we may not be able to quickly identify new market opportunities, respond to the industry trends and adapt to customer preferences.

The growth of China’s coffee industry is affected by customer taste, preferences, perceptions and spending patterns. Since we have generated, and expect to continue to generate a considerable amount of our revenues from the sale of coffee, a shift in customer preferences away from coffee, the changes of spending pattern adversely affecting consumption of coffee, or the decrease or slow-growth of coffee consumption in China would harm our business, more than if our revenues were generated from more diversified products.

We have devoted significant resources to launch and promote new products from time to time to serve broader customer demand, adapt to changes in market trends and shifts in customer taste and preferences, including the introduction of new coffee flavors and non-coffee products. However, we may not be successful in developing innovative new products and our new products may not be favored by customers or commercially successful. To the extent that we are not able to effectively gauge the direction of our key markets and successfully identify, develop and promote new or improved products in the changing market, our financial results and our competitive position will suffer.

We may increasingly become a target for public scrutiny, including complaints to regulatory agencies, negative media coverage, and malicious allegations, all of which could severely damage our reputation and materially and adversely affect our business and prospects.

Publicity about our business creates the possibility of heightened attention from the public, regulators and the media. Heightened regulatory and public concerns over customer protection and customer safety issues may subject us to additional legal and social responsibilities and increased scrutiny and negative publicity over these issues, due to our increasing transactions and continued business expansion. Any negative report regarding our business, financial condition and results of operations could damage our brand image and severely affect the sales of our products and possibly lead to product liability claims, litigations or damages. In addition, improper behaviors or statements of our employees may result in substantial harm to our brand, reputation and operations. There is no assurance that we would not become a target for regulatory or public scrutiny in the future or that scrutiny and public exposure would not severely damage our reputation as well as our business and prospects.

We have incurred significant costs on a variety of sales and marketing efforts and some sales and marketing campaigns and methods may not be sustainable or may turn out to be ineffective.

We have invested significantly in sales and marketing activities to promote our brand and our products and to deepen our relationships with customers.

Our sales and marketing activities may not be well received by our existing customers, and may not attract new customers as anticipated. The evolving marketing landscape may require us to experiment with new marketing methods to keep pace with industry trends and customer preferences. Failure to refine our existing marketing approaches or to introduce new marketing approaches in a cost-effective manner could reduce our market share and negatively impact our results of operations. There is no assurance that we will be able to recover the costs of our sales and marketing activities or that these activities will be effective in attracting new customers and retaining existing customers.

We may be unsuccessful in expanding our store network.

We may not be able to expand our store network as we planned. The number and timing of the stores actually opened during any given period are subject to a number of risks and uncertainties, including but not limited to our ability to:

●	identify suitable locations and secure leases on commercially reasonable terms;

●	obtain adequate funding for development and opening costs;

●	obtain the required licenses, permits and approvals;

●	efficiently manage our time and cost in relation to the design, decoration and pre-opening processes for each of our stores; and

●	hire, train and retain skilled employees.

Any factors listed above, either individually or in aggregate, might delay or fail our plan to increase the number of stores in desirable locations at manageable cost levels. In addition, we may not be able to successfully operate our existing stores and may choose to shut down certain stores from time to time.

Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations.

In accordance with the relevant laws and regulations in jurisdictions in which we operate, we are required to maintain various approvals, licenses and permits to operate our business, including but not limited to business license, food operation license, environmental impact assessment filing and fire safety inspection. These approvals, licenses and permits are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations.

If we fail to obtain the necessary licenses, permits and approvals, we may be subject to fines, confiscation of the gains derived from the related stores or the suspension of operations of the related stores. We may also experience adverse publicity arising from such non-compliance with government regulations that negatively impact our brand. We may experience difficulties or failures in obtaining the necessary approvals, licenses and permits for new stores. If we fail to obtain the material licenses, our store opening and expansion plan may be delayed. In addition, there can be no assurance that we will be able to obtain, renew and/or convert all of the approvals, licenses and permits required for our existing business operations upon their expiration in a timely manner or at all, which could adversely affect our business operations.

We have recorded negative cash flows from operating activities historically and may have a current liabilities position in the future.

We have experienced significant cash outflow from operating activities since our inception. We had net cash used in operating activities of $332,772 and $7,517 for the years ended December 31, 2018 and December 31, 2017, respectively. The cost of continuing operations could further reduce our cash position, and an increase in our net cash outflow from operating activities could adversely affect our operations by reducing the amount of cash available to meet the cash needs for operating our business and to fund our investments in our business expansion.

Our future liquidity and ability to make additional capital investments necessary for our operations and business expansion will depend primarily on our ability to maintain sufficient cash generated from operating activities and to obtain adequate external financing. There can be no assurance that we will be able to renew existing bank facilities or obtain other sources of financing.

Failure to comply with the terms of our indebtedness could result in acceleration of indebtedness, which could have an adverse effect on our cash flow and liquidity.

We may from time to time enter into credit facilities and debt financing arrangements containing financial and other covenants that could, among other things, restrict our business and operations. If we breach any of these covenants, including by failing to maintain certain financial ratios, our lenders may be entitled to accelerate our debt obligations. Any default under our credit facility could require that we repay these loans prior to maturity as well as limit our ability to obtain additional financing, which in turn may have a material adverse effect on our cash flow and liquidity.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which may turn out to be not successful and adversely affect our operation and financial results.

To complement our business, we may form strategic alliances or make strategic investments and acquisitions from time to time. We may experience difficulties in integrating our operations with the newly invested or acquired businesses, implementing our strategies or achieving expected levels of net revenues, profitability, productivity or other benefits. Therefore, we cannot assure you that our investments or acquisitions will benefit our business strategy, generate sufficient net revenues to offset the associated investment or acquisition costs, or otherwise result in the intended benefits.

We have undertaken strategic partnerships which may not be successful. If our collaboration with any of our strategic partners where our authorized stores are operating is terminated or curtailed, or if we are no longer able to benefit from the business collaborations with our strategic partners, our business may be adversely affected.

Our business has benefited from our collaborations with our strategic partners, including WeChat, in the areas such as mobile ordering and payment and joint marketing. We cannot assure you that such alliances or partnerships will contribute to our business, and we might not be able to maintain our cooperative relationships with our strategic partners and their respective affiliates in the future. If the services provided by these strategic partners become limited, compromised, restricted, curtailed or less effective or become more expensive or unavailable to us for any reason, our business may be materially and adversely affected. To the extent we cannot maintain our cooperative relationships with any of these strategic partners, it may be very difficult for us to identify other alternative partners, which may divert significant management attention from existing business operations and adversely impact our daily operation and customer experience.

A significant interruption in the operations of our third-party suppliers and service providers could potentially disrupt our operations.

We have limited control over the operations of our third-party suppliers, service providers and other business partners and any significant interruption in their operations may have an adverse impact on our operations. For example, a significant interruption in the operations of our roasted coffee bean supplier’s roasting facilities could cause a shortage of coffee at our stores, a significant interruption impacting our leased warehouses, whether as a result of a natural disaster, labor difficulties, fire or other causes, could cause the shortage of our inventory. If we could not solve the impact of the interruptions of operations of our third-party suppliers or service providers, our business operations and financial results may be materially and adversely affected.

Illegal actions or misconduct, or any failure by third-party suppliers or service providers to provide satisfactory products or services could materially and adversely affect our business, reputation, financial condition and results of operations. In addition, we may be unable to receive sufficient compensation from suppliers and service providers for the losses caused by them.

Our reputation and operation may be harmed by illegal or unsatisfactory actions taken by suppliers and service providers that are outside of our control. For example, the failure of our raw material suppliers to ensure product quality or to comply with food safety or other laws and regulations could interrupt our operations and result in claims against us, and any delay in delivery of our products, damage to our products during the course of delivery and inappropriate actions taken by delivery riders of our delivery service providers might cause customer complaints.

In the event that we become subject to claims caused by actions taken by our suppliers or service providers, we may attempt to seek compensation from the relevant suppliers or service providers. However, such compensation may be limited. If no claim can be asserted against a supplier or service provider, or amounts that we claim cannot be fully recovered from the supplier or service provider, we may be required to bear such losses and compensation at our own costs. This could have a material and adverse effect on our business, financial condition and results of operations.

We face the risk of fluctuations in the cost, availability and quality of our raw materials, which could adversely affect our results of operations.

The cost, availability and quality of our principal raw material, coffee beans, coffee condiments, such as dairy products and syrup are important to our operations. If the cost of raw materials increases due to large market price fluctuation or due to any other reason, our business and results of operations could be adversely affected. In addition, as coffee beans and most of our coffee condiments have relatively short shelf life, frequent and timely supply of these products are essential to our operations. Lack of availability of these products, whether due to shortages in supply, delays or interruptions in processing, failure of timely delivery or otherwise, could interrupt our operations and adversely affect our financial results.

Uncertainties relating to the growth of China’s coffee industry could adversely affect our revenues and business prospects.

Our business is affected by the development of China’s coffee industry. The demand for our coffee items and our future results of operations will depend on numerous factors affecting the development of the China’s coffee industry, such as governmental regulations and policies over this industry, investments in this industry and drinking culture and hobby of Chinese consumers, and some of them are completely beyond our control.

A decline in the popularity of coffee in general, especially freshly brewed coffee, or any failure by us to adapt our strategies in response to trends in China’s coffee industry, may adversely affect our results of operations and business prospects.

Adverse public or medical opinion about the health effects of our products may harm our business.

Some of our products contain caffeine, dairy products, sugar and other active compounds, the health effects of which are not fully understood. The excessive consumption of these compounds may result in adverse health effects and have caused increasing public awareness. For example, a number of research studies conclude or suggest that excessive consumption of caffeine may lead to increased heart rate, nausea and vomiting, restlessness and anxiety, depression, headaches, tremors, sleeplessness and other adverse health effects. Unfavorable reports on the health effects of caffeine or other compounds of our products could significantly reduce the sales of our products. Also, we could become subject to litigation relating to the existence of such compounds in our products; any such litigation could be costly and could divert management attention.

Adverse incidents or reports of food-safety issues, whether true or not, may harm our business.

Instances or reports of food-safety issues, such as food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, either during growing, manufacturing, packaging, storing or preparation, whether true or not, have in the past severely injured the reputations of companies in China’s food and beverage market and could affect us as well. Product safety or quality issues, actual or perceived, or allegations of product contamination, even when false or unfounded, could tarnish the image of our brand and may cause customers to choose other products. Such issues could negatively affect our reputation, results of operations and financial performance.

Our success depends on the continuing efforts of our key management and experienced and capable personnel as well as our ability to recruit new talents. If we fail to hire, train, retain or motivate our staff, our business may suffer.

Our future success is significantly dependent upon the continued service of our key management as well as experienced and capable personnel generally. If we lose the services of any member of key management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new staff, which could severely disrupt our business and growth. If any of our key management joins a competitor or forms a competing business, we may lose customers, know-how and key professionals and staff members.

Our rapid growth also requires us to hire, train, and retain a wide range of talents who can adapt to a dynamic, competitive and challenging business environment and are capable of helping us conduct effective marketing, innovate new products, and develop technological capabilities. We will need to continue to attract, train and retain talents at all levels, such as skillful baristas, as we expand our business and operations. We may need to offer attractive compensation and other benefits package, including share-based compensation, to attract and retain them. We also need to provide our employees with sufficient training to help them to realize their career development and grow with us. Any failure to attract, train, retain or motivate key management and experienced and capable personnel could severely disrupt our business and growth.

Overall tightening of the labor market, increases in labor costs or any possible labor unrest may adversely affect our business and results of operations.

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

If we fail to adopt new technologies to evolving customer needs or emerging industry standards, our business may be materially and adversely affected.

To remain competitive, we must continue to stay abreast of the constantly evolving industry trends and to enhance and improve our technology accordingly. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business. There can be no assurance that we will be able to use new technologies effectively or adapt our future mobile apps to meet customer requirements. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer preferences, whether for technical, legal, financial or other reasons, our business may be materially and adversely affected.

Security breaches and attacks against our technology systems, and any potentially resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

Although we have employed significant resources to develop our security measures against breaches, our cybersecurity measures may not detect or prevent all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that we otherwise maintain. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of customer information, or a denial of service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against, these attacks.

We have in the past and are likely again in the future to be subject to these types of attacks, although to date no such attack has resulted in any material damages or remediation costs. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees and engage third-party experts and consultants.

Unexpected termination of leases, failure to renew the lease of our existing premises or to renew such leases at acceptable terms could materially and adversely affect our business.

We lease the premises for all of our stores. Generally, lessors may terminate our lease agreements unilaterally upon advance notice. In addition, the PRC government has the statutory power to acquire any land in the PRC. As a result, we may be subject to compulsory acquisition, closure or demolition of any of the properties on which our stores are situated. Although we may receive liquidated damages or compensation if our leases are terminated unexpectedly, we may be forced to suspend operations of the relevant store and divert management attention, time and costs to find a new site and relocate our store, which will negatively affect our business and results of operations.

We generally enter into leases of approximately one to five years with an option to renew for our stores. Rent for our leases is typically fixed amounts and subject to annual or biennially incremental increases as stipulated in the lease agreements. We cannot assure you that we would be able to renew the relevant lease agreements without substantial additional cost or increase in the rental cost payable by us. If a lease agreement is renewed at a rent substantially higher than the current rate, or currently existing favorable terms granted by the lessor are not extended, our business and results of operations may be materially and adversely affected. If we are unable to renew the leases for our store sites, we will have to close or relocate the store, which could subject us to decoration and other costs and risks, and loss of existing customers, and could have a material and adverse effect on our business and results of operations. In addition, the relocated store may not perform as well as the existing store.

We may experience significant liability claims or complaints from customers, or adverse publicity involving our products, our services or our stores.

We face an inherent risk of liability claims or complaints from our customers. We take our customers’ complaints seriously and endeavor to reduce such complaints by implementing various remedial measures. Nevertheless, we cannot assure you that we can successfully prevent or address all customer complaints.

Any complaints or claims against us, even if meritless and unsuccessful, may divert management attention and other resources from our business and adversely affect our business and operations. Customers may lose confidence in us and our brand, which may adversely affect our business and results of operations. Furthermore, negative publicity including but not limited to negative online reviews on social media and crowd-sourced review platforms, industry findings or media reports related to food quality, safety, public health concerns, illness, injury or government, whether or not accurate, and whether or not concerning our products, can adversely affect our business, results of operations and reputation.

We, our directors, management and employees may be subject to litigation and regulatory investigations and proceedings, such as claiming in relation to food safety, commercial, labor, employment, antitrust or securities matters, and may not always be successful in defending ourselves against such claims or proceedings.

We face potential liability, expenses for legal claims and harm due to our business nature. For example, customers could assert legal claims against us in connection with personal injuries related to food poisoning or tampering. The PRC government, media outlets and public advocacy groups have been increasingly focused on customer protection in recent years. Selling of defective products may expose us to liabilities associated with customer protection laws. Sellers are responsible for compensation on customer’s loss even if the contamination of food is not caused by the sellers. Thus, we may also be held liable if our suppliers or other business partners fail to comply with applicable food-safety related rules and regulations. Though we can ask the responsible parties for indemnity after that, our reputation could still be adversely affected. In addition, our directors, management and employees may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and expense in relation to commercial, labor, employment, antitrust, securities or other matters, which could adversely affect our reputation and results of operations.

Post the Reverse Merger, we may face additional exposure to claims and lawsuits. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, we may elect or be forced to pay substantial damages if we are unsuccessful in our efforts to defend against these claims, which could harm our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology platform or business, if any such holders exist, would not seek to enforce such intellectual property against us in China, the United States or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, software copyrights, copyright of works, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success. We may become an attractive target to intellectual property attacks in the future with the increasing recognition of our brand. Any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) our pending applications for intellectual property rights will be approved, (ii) all of our intellectual property rights will be adequately protected, or (iii) our intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable.

We are subject to regulations, and future regulations may impose additional requirements and obligations on our business or otherwise materially and adversely affect our business, reputation, financial condition and results of operations.

The industries in which we operate are highly regulated. As China’s coffee industry as well as China’s food and beverage market in general is evolving rapidly and the PRC government is very concerned about customer protection, new laws and regulations may be adapted to address new issues that arise from time to time and to impose additional restrictions on our current business.

As we continue to grow in scale and significance, we expect to face increased scrutiny, which will, at a minimum, result in our having to increase our investment in compliance and related capabilities and systems. The increasing sophistication and development of our customer base will also increase the need for higher standards of customer protection, privacy protection and dispute management. Any increased involvement in inquiries or investigations could result in significantly higher legal and other costs and diversion of management and other resources, as well as negative publicity, which could materially and adversely affect our business, reputation, financial condition and results of operations.

If we fail to implement and maintain an effective system of internal controls to remediate our material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of the common stock may be materially and adversely affected.

Prior to the Reverse Merger, Well Benefit and its subsidiaries have been private companies with limited accounting and financial reporting personnel and other resources with which it addresses its internal control over financial reporting. In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2018, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, or PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified are our company’s lack of sufficient accounting and financial reporting personnel with requisite knowledge and experience in application of U.S. GAAP and the Securities and Exchange Commission, or the SEC, rules, and lack of financial reporting policies and procedures that are commensurate with U.S. GAAP and the SEC reporting requirements. We are in the process of implementing a number of measures to address the material weaknesses and deficiencies that have been identified. However, we cannot assure you that these measures may fully address the material weaknesses and deficiencies in our internal control over financial reporting or that we may conclude that they have been fully remediated.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our inventories are mostly coffee beans and coffee condiments with short shelf life, which require us to manage our inventory effectively. We depend on our demand forecasts for various kinds of raw materials and pre-made products to make purchase decisions and to manage our inventory. Such demand, however, can change significantly between the time inventory is ordered and the date by which we hope to sell it. Demand may be affected by seasonality, new product launches, pricing and discounts, product defects, changes in customer spending patterns, changes in customer tastes and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, it may be difficult to establish supplier relationships, determine appropriate product selection, and accurately forecast demand. The acquisition of certain types of inventory may require significant lead time and prepayment and they may not be returnable.

Furthermore, as we plan to continue expanding our product offerings, we expect to include a wider variety of products and raw materials in our inventory, which will make it more challenging for us to manage our inventory and logistics effectively. We cannot guarantee that our inventory levels will be able to meet the demands of customers, which may adversely affect our sales. We also cannot guarantee that all of our inventories can be consumed within its shelf life. If we fail to manage our inventory effectively, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory value, and significant inventory write-downs or write-offs. Any of the above may materially and adversely affect our results of operations and financial condition. On the other hand, if we underestimate demand for our products, or if our suppliers fail to supply quality raw materials and pre-made products in a timely manner, we may experience inventory shortages, which might result in diminished brand loyalty and lost revenues, any of which could harm our business and reputation.

The growth and profitability of our business depend on the level of customer demand and discretionary spending in China. A severe or prolonged downturn in China’s economy could materially and adversely affect our business, financial condition and results of operations.

China’s coffee industry as well as China’s food and beverage market in general is affected by macro-economic factors, including changes in international, national, regional and local economic conditions, employment levels, customer demand and discretionary spending. All of our stores are located in China and accordingly, our results of operations are affected by the macro-economic conditions in China. Any deterioration of the PRC economy, decrease in disposable customer income and fear of a recession may lead to a reduction of customer demand and average spending per customer at our stores, which could materially and adversely affect our business, financial condition and results of operations. Moreover, the occurrence of a financial crisis, sovereign debt crisis, banking crisis or other disruptions in the global financial markets may have a material and adverse impact on our operating results.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our business, financial condition and results of operations.

We are vulnerable to natural disasters, health epidemics, and other calamities. Any of such occurrences could cause severe disruption to the daily operations of us, and may even require a temporary closure of facilities and logistics delivery networks, which may disrupt our business operations and adversely affect our results of operations. In addition, our results of operations could be adversely affected to the extent that any of these catastrophic events harm the Chinese economy in general.

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

The insurance industry in China is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. We have no business liability or disruption insurance to cover our operations. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

Our business is subject to seasonal fluctuations and unexpected interruptions.

We experience seasonality in our business. We generally experience fewer purchase orders during holiday seasons, such as the Chinese New Year holidays. Our financial condition and results of operations for future quarters may continue to fluctuate and our historical quarterly results may not be comparable to future quarters. As a result, the trading price of the common stock may fluctuate from time to time due to seasonality.

Risks Relating to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation since then has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws.

We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States of America and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Nevada holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of our PRC subsidiaries as a Foreign Invested Enterprise, or FIE, is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

We may be subject to liability for placing advertisements with content that is deemed inappropriate or misleading under PRC laws.

PRC laws and regulations prohibit advertising companies from producing, distributing or publishing any advertisement with content that violates PRC laws and regulations, impairs the national dignity of the PRC, involves designs of the PRC national flag, national emblem or national anthem or the music of the national anthem, is considered reactionary, obscene, superstitious or absurd, is fraudulent, or disparages similar products. We may be subject to claims by customers misled by information on our website or other portals where we put our advertisements on. We may not be able to recover our losses from advertisers by enforcing the indemnification provisions in the contracts, which may result us in diverting management’s time and other resources from our business and operations to defend against these infringement claims. As a result, our business, financial condition and results of operations could be materially and adversely affected.

Our employment practices may be adversely impacted under the labor contract law of the PRC.

The PRC National People’s Congress promulgated the Labor Contract Law which became effective on January 1, 2008 and was amended on December 28, 2012, and the State Council promulgated implementing rules for the labor contract law on September 18, 2008. The labor contract law and the implementing rules impose requirements concerning, among others, the execution of written contracts between employers and employees, the time limits for probationary periods, and the length of employment contracts. The interpretation and implementation of these regulations are still evolving, our employment practices may violate the labor contract law and related regulations and we could be subject to penalties, fines or legal fees as a result. If we are subject to severe penalties or incur significant legal fees in connection with labor law disputes or investigations, our business, financial condition and results of operations may be adversely affected.

We may be subject to additional contributions of social insurance and housing fund and late payments and fines imposed by relevant governmental authorities.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, China establishes a social insurance system and other employee benefits including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the Employee Benefits. An employer shall pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance and other Employee Benefits that should be assumed by the employees. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% or 0.2% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue.

Under the Social Insurance Law and the Regulations on the Administration of Housing Fund, PRC subsidiaries shall register with local social insurance agencies and register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC subsidiaries and their employees are required to contribute to the Employee Benefits.

As of the date of this prospectus, some of our PRC subsidiaries are in the process of completing the social insurance registration and the housing fund registration, and we have not made adequate contributions to Employee Benefits for some of our employees. We have recorded accruals for the estimated underpaid amounts of Employee Benefits in our financial statements. As of the date of this prospectus, we have not received any notice from the relevant government authorities or any claim or request from these employees in this regard. However, we cannot assure you that the relevant government authorities will not require us to pay the outstanding amount and impose late fees or fines on us. If we fail to make the outstanding Employee Benefit contributions within the prescribed time frame, we may be subject to a fine of up to three times the amount of the overdue payment. If we are otherwise subject to investigations related to non-compliance with labor laws and are imposed severe penalties or incur significant legal fees in connection with labor law disputes or investigations, our business, financial condition and results of operations may be adversely affected.

Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and was amended in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC industry and commerce authorities.

In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible personnel will submit the application through our office automation system and the application will be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries. If any employee obtains, misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations, and we may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how long such depreciation of RMB against the U.S. dollar may last and when and how the relationship between the RMB and the U.S. dollar may change again. All of our revenues and substantially all of our costs are denominated in Renminbi. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of Renminbi may materially and adversely affect our results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on, the common stock in U.S. dollars. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our holding company primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Common stock.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations.

Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Some of our shareholders that we are aware of are subject to SAFE regulations, and we expect all of these shareholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these individuals may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations when our company becomes an overseas-listed company upon completion of the Reverse Merger. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, there may be additional restrictions on the ability of them to exercise their stock options or remit proceeds gained from the sale of their stock into the PRC. We also face regulatory uncertainties that could restrict our ability to adopt incentive plans for our directors, executive officers and employees under PRC law.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and the common stock holders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders (including the common stock holders) may be subject to PRC tax on gains realized on the sale or other disposition of the common stock, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the common stock holders) and any gain realized on the transfer of the common stock or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our common stock.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer”, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our online shopping mall.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our online shopping mall is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

Risks Relating to Ownership of Our Common Stock

The market price of our common stock may be volatile or may decline regardless of our operating performance.

The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long term, decline in the market price of our common stock. No assurances can be made that we will not become a target of such commentary and declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of certain amount of outstanding common stock in the public marketplace could reduce the price of our common stock.

The market price of our shares could decline as a result of sales of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our common stock.

If we continue to fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of internal controls over financial reporting.

As of June 30, 2019, we did not maintain effective controls over financial statement disclosure due to certain material weaknesses disclosed in our annual report on Form 10-K filed with the SEC on October 15. Our reporting obligations as a public company place a significant strain on our management and operational and financial resources and systems. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting may result in the loss of investor confidence in the reliability of our financial statements, which in turn may harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

There is a limited market for our common stock, which may make it difficult for holders of our common stock to sell their stock.

As of the date of this prospectus, our common stock was quoted on the OTC Pink under the symbol “GLBD”. There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

We are subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We are subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

If a more active trading market for our common stock develops, the market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and holders of our common stock may be unable to sell their shares at or above the price at which they were acquired.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	quarterly variations in our revenues and operating expenses;

●	developments in the financial markets and worldwide economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the PRC government relating to regulations that govern our industry;

●	significant sales of our common stock or other securities in the open market;

●	variations in interest rates;

●	changes in the market valuations of other comparable companies; and

●	changes in accounting principles.

In addition, the market for Chinese companies that went public in the U.S. through reverse mergers, such as ours, is currently extremely volatile primarily due to recent allegations and, in some instances, findings of fraud among some of these companies. If a stockholder were to file a class action suit against us following a period of volatility in the price of our securities, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to responding to such litigation, which may harm our business and reputation.

The rights of the holders of our common stock may be impaired by the potential issuance of preferred stock.

As of the date of this prospectus, there are 9,989,886,988 shares of preferred stock authorized. Our Board of Directors has the right to create a new series of preferred stock. As a result, the Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that may adversely affect the voting power and equity interest of the holders of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Our stock has limited trading volume. Many of our securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements and other requirements applicable to companies that have previously been a shell company. An investor may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the investor desires, and the terms of such sale may be less favorable than might be obtainable because of a limited market, which may never develop.

Until October 2019, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8-K reflecting our status as a non-shell company, was filed with the SEC; and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports. We are currently subject to the reporting rules under the Exchange Act expect to remain subject to the reporting requirements under the Exchange Act. However, even then, many of our stockholders may be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we are in compliance with other requirements of Rule 144 including paragraph (i) that applies specifically to a former shell company. Further, it will be more difficult for us to raise funds to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline or make it difficult to establish a trading market in our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

You can identify forward-looking statements by the use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “proposed,” or “continue” or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market for Common Stock

Our common stock is currently quoted on the OTC Pink tier of the OTC Markets Group, an inter-dealer quotation and trading system under the symbol “GLBD”. These quotations reflect inter-dealer prices without retail mark-up, mark-down or commissions and may not reflect actual transactions.

Holders

As of December 19, 2019, there were 29 holders of record of our common stock.

Dividend Policy

We have never paid or declared any dividend on our common stock and we do not anticipate paying cash dividends in the foreseeable future.

Outstanding Options, Conversions, and Planned Issuance of Common Stock.

As of December 19, 2019, there were no warrants or options outstanding to acquire any shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Overview

Global Seed Corporation was incorporated in the State of Texas on July 13, 2010. We had been engaged principally in the distribution of a monthly journal prior to our change in control consummated on June 2, 2018. On October 30, 2019, we acquired all of the issued and outstanding shares of Well Benefit in exchange for the issuance to the Shareholders an aggregate of 252,874,025 restricted shares of the Company’s common stock. As a result of the Reverse Merger, Zhenghao became our wholly-owned subsidiary, and we transitioned our business focus to providing healthy coffee and beverage products to customers in China through Zhenghao under its established brand, “Ka Su Le”. Our business comprises of three segments: (i) wholesale business, including wholesaling coffee and healthy drinks capsules, coffee brewing machines and health supplements and skin care products; (ii) retail selling coffee products and (iii) retail selling of coffee brewing machines.

Factors Affecting Financial Performance

We believe that the following factors will affect our financial performance:

Increasing demand for our products - The increasing demand for our “Ka Su Le” products and our coffee and healthy drinks capsules, will have a positive impact on our financial position. We plan to expand our distribution network, by placing more coffee machines in places with high coffee demands, or the Cooperation Stores, granting rights to Brand Stores, where we grant the stores the rights to use our brand by charging a one-time authorization fee with an aim of increasing awareness of our brand, developing customer loyalty, meeting customer demands in various markets and providing solid foundations for our continuous growth. As of the date of this prospectus however, we do not have any agreements, undertakings or understandings to expand our distribution network and there can be no guarantee that we ever will.

Expansion of our sales network - To meet the increasing demand for our products, we need to expand our sales network. In the short-run, we intend to increase our investment in personnel training, expanding our Brand Stores and Cooperation Stores, research and development on information technology applications.

Maintaining effective control of our costs and expenses - We will focus on improving our long-term cost control strategies including establishing long-term alliances with certain suppliers. Moreover, we will step up our efforts in improvements over quality management, procurement processes and cost control, and give full play to the trustworthy sales teams to maximize our profit and bring better long-term return for our shareholders.

Economic and Political Risks

Our operations are conducted primarily in the PRC. Accordingly, our business, financial conditions and results may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

Our operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks with, among others, the political, economic and legal environment and foreign currency exchange. Our Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions, remittances abroad, and rates and methods of taxation, among other things.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Our financial statements reflect the selection and application of accounting policies that require management to make significant estimates and judgments. The discussion of our critical accounting policies contained in Note 2 to our consolidated financial statements, “Summary of Significant Accounting Policies”, is incorporated herein by reference.

Results of Operations

The following table sets forth a breakdown of revenue for the periods indicated, both in absolute amount and as a percentage of total revenues. The information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus.

Comparison of the Nine Months ended September 30, 2019 and September 30, 2018

	Nine Months Ended September 30		Variance
	2019	2018	Amount	%
	$	$
Net revenues	85,799	14,070	71,729	510%
Cost of revenues	52,901	8,073	44,828	555%
Gross profit	32,898	5,997	26,901	449%

Operating expenses:
Selling and marketing expenses	29,369	6,486	22,883	353%
General and administrative expenses	686,437	295,200	391,237	133%
Total operating expenses	715,806	301,686	414,120	137%

Operating loss	(682,908)	(295,689)	-387,219	131%

Other income (expenses):
Interest income	29	-	29	N/A
Interest expense	-	-	-	N/A
Other income	341	-	341	N/A
Other expenses	(683)	(14)	-669	4,779%
Total other income and (expenses)	(313)	(14)	-299	2,136%

Loss before taxes from operations	(683,221)	(295,703)	-387,518	131%

Provision for income taxes	233	110	123	112%

Net loss	(683,454)	(295,813)	-387,641	131%

Non-controlling interest	(339)	-	-339	N/A

Net loss attributable to stockholder	(683,115)	(295,813)	-387,302	131%
Other comprehensive income:
Foreign currency translation income	32,986	6,921	26,065	377%
Comprehensive loss	(650,129)	(288,892)	-361,237	125%

(a) Revenue

For the nine months ended September 30, 2019 and September 30, 2018, our revenue was $85,799 and $14,070, respectively, which represented an increase of $71,729. The increase of revenue was mainly due to the increased sales volume of our products.

(b) Cost of Revenues

	Nine Months Ended September 30,		Variance
	2019	2018	Amount	%
Sales of coffee products	52,901	8,073	44,828	555%
Sales of other products	-	-	-	N/A
Total Amount	52,901	8,073	44,828	555%

For the nine months ended September 30, 2019 and September 30, 2018, cost of sales from our coffee wholesale business was $52,901 and $8,073, respectively which represented an increase of $44,828. The increase of cost of sales was mainly due to the increased sales volume of our coffee capsules.

(c) Gross Profit

	Nine Months Ended		Variance
	September 30, 2018		Amount	%
Gross Profit	32,898	5,997	26,901	449%
Sales of other products	-	-	-	N/A
Total Amount	32,898	5,997	26,901	449%

Gross profit from our coffee wholesale business increased by $32,898 for the nine months end September 30, 2019, as compared to $5,997 for the same period of 2018 which represented an increase of $26,901. The increase of gross profit is because the Company adopted strategies to sell products with stable profit margins.

(d) Selling and Distribution Expenses

For the nine months ended September 30, 2019, our selling and marketing expenses were $29,369, representing an increase of $22,883 as compared to the nine months ended September 30, 2018. The increase of selling and distribution expenses was primarily due to the increased advertising and marketing expenses during the nine months ended September 30, 2019 compared to the same period of 2018.

(e) General and Administrative Expense

For the nine months ended September 30, 2019, our administrative expenses were $686,437, representing an increase of $391,237, as compared to the same period in 2018. The increase was primarily due to the increased travelling expenses, personal, hospitality expenses, office expenses, rental expenses and salaries for the nine months ended September 30, 2019 as compared to the same period in 2018.

(f) Other Income

For the nine months ended September 30, 2019, our other income was $341 as compared to other income of nil for the same period in 2018. The increase in other interest income was primarily due to the increased interest income from bank deposits.

(g) Interest and Other Financial Charges

For the nine months ended September 30, 2019 and 2018, our interest income was $29 as compared to nil for the same period in 2018.

(h) Income Taxes

The income taxes increased by $123 for the nine months ended September 30, 2019 from $110 for the same period of 2018. The increase in the Company’s income taxes was primarily due to increased taxable income of the Company for the period indicated.

Comparison of the Year ended December 31, 2018 and the Period from January 26, 2017 to December 31, 2017

	Years Ended December 31,	January 26, 2017 through December 31,	Variance
	2018	2017	Amount	%
Revenue	16,493	0	16,493	N/A
Cost of sales	11,807	0	11,807	N/A
Gross profit	4,686	0	4,686	N/A
Selling and marketing expenses	12,575	110	12,465	11332%
Administrative expenses	391,739	7,941	383,798	4833%
Income from operations	(399,628)	(8,051)	391,577	4864%
Other income	321	0	321	N/A
Interest Expense	(9)	0	-9	N/A
Interest and other financial charges	11	0	11	N/A
Income before income taxes	(399,305)	(8,051)	-391,254	4860%
Income taxes	123	4	119	2975%
Net income	(399,428)	(8,055)	-391,373	4859%

(a) Revenue

Currently our main revenue stream is deriving from wholesale business, retail outlets coffee capsules and coffee brewing machines. Our business commenced in 2017.

For the year ended December 31, 2018 and the period from January 26, 2017 to December 31, 2017, our revenue was $16,493 and $0, respectively, which represented an increase of $16,493. The increase of revenue was mainly due to the increased sales volume of our products.

(b) Cost of Sales

	Years Ended December 31,	January 26, 2017 through December 31,	Variance
	2018	2017	Amount	%
Sales of coffee products	11,807	0	11,807	N/A
Sales of other products	0	0	0	N/A
Total Amount	11,807	0	11,807	N/A

For the year ended December 31, 2018 and the period from January 26, 2017 to December 31, 2017, cost of sales from our coffee wholesale business was $11,807 and $0, respectively, which represented an increase of $11,807. The increase of cost of sales was mainly due to the increased sales volume of our coffee capsules.

For the year ended December 31, 2018 and the period from January 26, 2017 to December 31, 2017, cost of sales from our other products was Nil and respectively.

(c) Gross Profit

	Years Ended December 31,	January 26, 2017 through December 31,	Variance
	2018	2017	Amount	%
Gross Profit	4,686	0	4,686	N/A
Sales of Other Products	0	0	0	N/A
Total Amount	4,686	0	4,686	N/A

Gross profit from our coffee wholesale business increased by $4,686 for the year ended December 31, 2018, as compared to the period from January 26, 2017 to December 31, 2017. The increase of gross profit is due to the Company’s adoption of a strategy to sell products with stable profit margins.

(d) Selling and Distribution Expenses

For the year ended December 31, 2018, our selling and marketing expenses were $12,575, representing an increase of $12,465, as compared to the period from January 26, 2017 to December 31, 2017. The increase was primarily due to the increased advertising and marketing expenses during the year ended December 31, 2018.

(e) General and Administrative Expense

For the year ended December 31, 2018, our administrative expenses were $391,739, representing an increase of $383,798, as compared to the period from January 26, 2017 to December 31, 2017. The increase was primarily due to increased travelling expenses, hospitality expenses, office expenses, rental expenses and salaries for the years ended December 31, 2018 as compared to the period from January 26, 2017 to December 31, 2017.

(f) Other Income

For the year ended December 31, 2018, our other income was $321 as compared to other income of nil in the period from January 26, 2017 to December 31, 2017. The increase in other interest income was primarily due to increased interest income from bank deposits.

(g) Interest and Other Financial Charges

For the year ended December 31, 2018, our interest and other financial charges were $9 as compared to interest and other financial charges of nil in the period from January 26, 2017 to December 31, 2017. The increase in interest and other financial charges was primarily due to the bank fees.

(h) Income Taxes

For the years ended December 31, 2018 and the period from January 26, 2017 to December 31, 2017, the Company’s income taxes increased by $119 to $123 for the year ended December 31, 2018 from $4 for the period from January 26, 2017 to December 31, 2017. The increase in the Company’s income taxes was primarily due to increased taxable income of the Company for the period indicated.

Liquidity and Capital Resources

We currently finance our business operations primarily through cash flows from operations and from loans. Our current cash primarily consists of cash on hand and cash in bank, which is unrestricted as to withdrawal and use and is deposited with banks in China.

Management believes that our current cash, cash flows from current and future operations, and access to loans may or may not be sufficient to meet our working capital needs for at least the next 12 months. We intend to continue to carefully execute our growth plans and manage market risk.

Going Concern

We currently had recurring losses since the Company’s inception and had negative working capital of $973,817 as of September 30, 2019. Accordingly, there is substantial doubt the Company will continue as a going concern. The Company’s management intends to raise working capital through the sale of stock via private placements.

Off-balance Sheet Arrangements

The Company has no material transactions, arrangements, obligations or other relationships with entities or other persons that have or are reasonably likely to have a material current or future impact on its financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses, other than those disclosed above.

BUSINESS

Overview

We are a holding company that, through our wholly-owned subsidiaries, Well Benefit, a British Virgin Islands company, Agility International Holding LTD (“Agility”), a Hong Kong company, Shangshang (Guangzhou) Industrial Investment Limited Company (“Shangshang”), a PRC company and Dongguan Zhenghao Industrial Investment Company Limited (“Zhenghao”), a PRC company, provide healthy coffee and beverage products with high quality, high affordability and high convenience to our customers. In 2018, we established our health beverage band – “Ka Su Le”, and as of the date of this prospectus, we have launched seven stores in Guangdong Province, Jilin Province and Chongqing City, including two stores owned by ourselves and five Brand Stores to which we granted rights to use our brand. We are currently promoting our products and enhancing our brand recognition by working with and placing our coffee machines free of charge in various stores, including grocery stores, bakeries, super markets, shopping malls and other places with significant customer volume and high demand of coffee. As of the date of this prospectus, we have placed our coffee machines into over 80 stores in Guangdong Province, over 60 stores in Jilin Province and over 150 stores in Chongqing City..

We are headquartered in Guangdong-Hong Kong-Macao Great Bay Area, one of the key strategic areas in China. In 2003, Mainland China, Hong Kong and Macao entered into a Closer Economic Partnership Arrangement with the goal to enhance the inter-connectivity in these three areas. We believe those supportive plans have given and will continue to give rise to rich sources, including tax benefits and fast custom clearance, allowing us to grow and develop our business in these areas of China.

China’s coffee market is highly underpenetrated. Inconsistent qualities, high prices and inconvenience have hampered the growth of the coffee market in China. Coffee and healthcare industries are developing very fast in China. We believe that by providing high-quality and healthy coffee and other beverages at an affordable price we will benefit our customers and drive the mass market coffee consumption in China.

Corporate History and Structure

We were incorporated in the State of Texas on July 13, 2010 and we had been engaged principally in the distribution of a monthly journal prior to our change in control consummated on June 2, 2018.

On May 21, 2018, Leung Kwok Hei, Chi Siu On, Leung Siu Hung and Chan Hiu (collectively, the “Purchasers”) and various shareholders (the “Sellers”) of the Company entered into a share purchase agreement, pursuant which the Sellers transferred to the Purchasers an aggregate of 4,492,000 shares of common stock (the “Common Stock”) of the Company (such transaction, the “Share Purchase”). The Share Purchase was closed on June 1, 2018.

At the closing of the Share Purchase, there was a change in our board and executive officers. Ms. Jia Tian, the sole director, President, Treasurer and Secretary of the Company appointed Leung Kwok Hei to serve as a director and Chief Executive Officer and Chan Hiu as a director and Chief Financial Officer of the Company, with such appointment effective on June 1, 2018. Ms. Jia Tian resigned from all her positions with the Company effective on June 1, 2018.

On October 30, 2019, we acquired all the issued and outstanding shares of Well Benefit pursuant to the Share Exchange Agreement in exchange for 252,874,025 of our restricted shares of common stock. As a result of the share exchange, Well Benefit became our wholly-owned subsidiary.

The following diagram illustrates our current corporate structure:

Industry Overview

China’s rising urbanization and disposable income have been and are expected to continue to be the main growth engines of its coffee industry, and more and more people in China have begun to consume more coffee in their daily lives. However, compared to the developed countries, including other East Asian countries and regions, China’s coffee market is still highly underdeveloped. The average coffee consumption has been relatively low and mostly dominated by non-freshly brewed coffee. Despite the increased demand from Chinese consumers, inconsistent qualities, high prices and inconvenience are the key pain points that hamper the growth of China’s coffee consumption. With these pain points being gradually addressed, we expect coffee consumption to accelerate in China.

China’s coffee market has been undergoing significant growth in recent years. According to the Frost & Sullivan Report, the number of cups of coffee consumed in China has grown from 4.4 billion cups in 2013 (3.2 cups per capita) to 8.7 billion cups in 2018 (6.2 cups per capita), and is expected to further increase to 15.5 billion cups in 2023 (10.8 cups per capita). In terms of retail sales, the market has grown from RMB15.6 billion in 2013 to RMB56.9 billion in 2018, and is expected to reach RMB180.6 billion in 2023, representing a CAGR of 26.0% from 2018 to 2023.

China’s coffee market size(1)

(1) in terms of retail sales

The capsule beverage market in China, including the capsule coffee market, is far from being saturated and offers tremendous business opportunity due in part to the growth potential of coffee machine sales and the evolving tastes of Chinese customers towards more regular and sophisticated coffee consumption. According to the Statista Report, China ranked number ten with 19.8 billion US dollars, where the top three countries, which is the United States, Brazil and Japan, that has 125.1 billion, 84.1 billion and 80.6 billion US dollars. According to the United Nations Population Division, in 2015 China had 14 billion people where the population of the United States is 0.3 billion. We would love to see people enjoying coffee in this tremendous market.

Although a giant brand of instant coffee is dominating the market in China, based on the report of the Euromonitor International, Hot Drinks, 2016 Research Edition, the market size of instant coffee in China has shown declination. According to International Coffee Organization (ICO), although the instant coffee market in China is still taking the lead, the rate of coffee bean import to China was constantly rising at an annual rate of 15% from 2004-2014. An article written by Jesse W. Mattingly from University of Kentucky concludes that coffee market in China is new, however Chinese are getting more knowledgeable in coffee. Producers and retailers should focus on quality in order to bring the traditional culture of coffee to a developing market.

Our Products and Services

We provide a variety of coffee products and healthy beverages. We use capsules to keep the freshness and tastiness and to standardize the quality of our products. Healthiness, convenience, high quality and affordability are the core values of our product. Our goal is to allow our customers to make coffee or other healthy beverages at home through several simple brewing steps.

Wholesale Business

a.	Coffee and Healthy Drinks Capsules

Coffee and healthy drinks capsules are our major products. We offer a wide variety of high-quality coffee and beverage items, mainly capsules of coffee and non-coffee drinks, that have strong demand and can be produced in bulk with standardized process and consistent quality. Although coffee products have a big market in China, China remains predominantly a tea-consuming nation and the coffee market is significantly unsaturated. With a deep understanding of the Chinese drinking culture that has a history of thousands of years, we give particular attention to selecting the premium raw materials to ensure the high quality of our products.

From the initial research and development of products, selecting and purchasing raw materials, testing products and delivering the final products to our customers, our management team strictly monitor each of these procedures. For our coffee products, we are in cooperation with Bright Sun Coffee Co Ltd. (Bright Sun), our sole coffee beans supplier in Hong Kong with 90 years’ experience in the coffee industry. For our health drink products, we endeavor to procure genuine and healthy raw materials in capsules, such as non-GMO (non-genetically modified organism) soy milk, Italian cocoa, golden flower dark tea, momordica grosvenori and dendrobium among others. All of our suppliers have relevant certificates from the governments, such as business license and food selling permissions, to show their respective manufacturing capability. Afterwards, the materials will be put into a capsule as a final product which will be tested again by Société Générale de Surveillance (SGS), a world’s leading company of inspection, verification, testing and certification to ensure that the quality of the final product meets our standards.

We sell our capsules through our Brand Stores. To join us as a Brand Store, we will charge a one-time brand authorization fee. After becoming our Brand Store, we will grant it the rights to use our brand, Ka Su Le, and provided it with all of the materials (including different kinds of capsules) and equipment that are necessary to make our coffee and other healthy beverages (collectively, the “Initiation Package”). In addition, we provide our Brand Stores with staff training and help them with the designing and decoration of their stores, setting up the equipment and other matters such as developing and shipping products. After paying the brand authorization fee, our Brand Stores will receive certain amount of coffee and healthy drinks capsules, included in their Initiation Package, enabling them to start their business. After that, if the Brand Stores need more supplies of capsules, they will need to purchase them from our retail stores or online store. Each of our Brand Stores is independent from us. Other than providing the Initiation Package and supplying our capsule products, we do not share interests with or take responsibility for the loss of our Brand Stores.

In addition, to better promote our products and enhance our brand recognition, we are expanding our network by working with and placing our coffee machines free of charge in our Cooperation Stores, including grocery stores, bakeries, super markets, shopping malls and other places with significant customer volume and high demand of coffee. The Cooperation Stores can use our coffee machines free of charge with proper care and a commitment of selling a certain amount of brewed coffee and healthy drinks each month. Similar to our Brand Stores, the Cooperation Stores can purchase our capsules products from our retail stores or online store if they need additional supplies. We believe this business model has a great potential of enhancing our brand recognition and increasing the sales of our capsules products.

Our customers can also purchase our capsules products from our online store through WeChat, one of the most popular messaging, social media and mobile payment apps in China. We are currently in the process of designing a Wechat Mini Program and we plan to launch it at the first quarter of 2020. This is program is designed to function to serve the purpose of E-mall and customer services. We also plan to develop our own app, hoping to provide with our customers with more options and convenience of online shopping. See below “Our Mobile Apps”.

b.	Coffee Brewing Machines

We provide two types of coffee brewing machines with our customers – one for domestic use and the other is for commercial use. We procure our brewing machines directly from Cino Technology (Shenzhen) Ltd. (“Cino”). Furthermore, we have agreed to use Cino’s fully automatic capsule vending machine (under development) to expand our business distributions to areas with high demand for coffee, such as office buildings, commercial areas and school campuses. Cino provides one to two years of warranties of its brewing machines depending on the type of machine. It also provides training of installation and maintenance to our customer service division.

The commercial brewing machine can be installed at our Brand Stores, restaurants and offices. This machine is designed to be user-friendly, enabling users to learn how to operate the machine in a few hours, and then make a drink in our standardized recipe.

Our brewing machines are included in the Initiation Package for our Brand Stores and we are also providing them to our Cooperation Stores free of charge.

c.	Health Supplements and Skin Care Products

We also offer several health supplements and skin care products made from Chinese traditional herbs on our online store. We offer our online customers opportunities to join us as a “health product agent” if they purchase an aggregate of RMB358 (approximately $51) worth of health products from our online store. Each of our health product agent will sign an agent agreement with us and then they will receive their own unique ID codes. Our health product agents have special discounts when they purchase our health products. In addition, each time they develop a new health product agent with their ID codes, they will receive awards points from us which can be then used to purchase health products in our online store. This segment is currently at its initial stage and contributed very limited sales revenue to us as of the date of this prospectus.

Retail Outlets of Coffee Products

We have two coffee retail stores in Dongguan City and Shenzhen City, through which we offer capsule products and brewed coffee and healthy drinks to our customers. We are currently looking to relocate one of our retail stores to an area with a higher demand of brewed coffee and healthy drinks. This segment is currently at its initial stage and contributed very limited sales revenue to us as of the date of this prospectus.

Retail Outlets of Coffee Brewing Machines

With a brewing machine at home, our customers can easily make a cup of tasty coffee using our capsule coffee products. We are currently marketing and selling our brewing machines through our sales persons. Customers can also purchase a brewing machine from our online store. As of the date of this prospectus, we have very limited sales of the coffee brewing machines.

Our Strategies

The key elements of our strategy to grow our business include:

●	Enhance our ability to attract, incentivize and retain talented professionals. We believe our success greatly depends on our ability to attract, incentivize and retain talented professionals. With a view to maintaining and improving our competitive advantage in the market, we plan to implement a series of initiatives to attract additional and retain mid- to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

●	Expand our store network. We will continue to expand our store network by opening our own coffee stores and developing Brand Stores to which we will grand rights to use our brand and offer all of the materials (including different kind of capsules) and equipment that are necessary to make our coffee and other beverages. In addition, we are able to provide our Brand Stores with staff training and help them with the designing and decoration of their stores, setting up the equipment and other matters such as developing and shipping products. Our store network strategically focuses on economically vibrant regions in China. We are also promoting our products and enhancing our brand recognition by working with and placing our coffee machines free of charge in various stores, including grocery stores, bakeries, super markets, shopping malls and other places with significant customer volume and high demand of coffee. We typically locate our stores in areas with high demand for coffee, such as office buildings, commercial areas and university campuses.

Our Mobile Apps

We are currently in the process of designing a Wechat Mini Program and we plan to launch it at the first quarter of 2020. This program is designed to function to serve the purpose of E-mall and customer services. In particular, this program will be designed to cover the entire customer purchase process with user-friendly interfaces. Through this program, our customers can easily view various choice of beverage capsules, health product and accessories, place orders, make payment, check the shipping status and receive notifications of our promotions. We plan to create our own mobile apps with English, simplified Chinese and traditional Chinese versions in 2020.

Procurement

We source a variety of high-quality raw materials, including coffee beans and coffee condiments, as well as beverage items, from selected suppliers. We also purchase different machines, such as coffee machines and ice machines, packaging materials and other consumables in bulk from our suppliers. Due to our significant scale, we are able to procure high-quality products from our suppliers at favorable prices. We maintain good relationships with our suppliers.

We have a dedicated procurement team responsible for the procurement of raw materials, machines and equipment, packaging materials and consumables based on inventory availability, number of stores and marketing events. Our senior management has designed stringent quality control standards and enforced comprehensive quality control measures covering supplier selection, quality inspection and testing.

Coffee Beans

As discussed above, we source premium coffee beans from renowned plantations in Colombia, Ethiopia and Indonesia through our supplier, Bright Sun.

We set detailed specifications for the raw coffee beans procured by our roasted coffee bean supplier, including size, taste and moisture based on their origin and grades. Together with Bright Sun, we screen for defected beans in each batch of raw coffee beans through sampling to ensure that they meet our specifications before admitting them to roasting.

We set the quality control standards for the testing process of roasted coffee beans. We work with Bright Sun and a third party inspection agency (SGS) in testing the roasted coffee beans. Bright Sun conducts the first round of physical and chemical properties testing on the roasted coffee beans, and delivers the batches that passed the test to us. Upon receipt, we will conduct another round of similar testing together with a third-party inspection agency, and return any batch with high defect rate.

With the support of Bright Sun, we have developed our own and unique coffee recipe and we believe the taste of our products is favored by most coffee consumers in China.

Health Products Ingredients

We also procure many health products ingredients, such as, non-GMO soy milk, Italian cocoa, golden flower dark tea, momordica grosvenori and dendrobium, from reputable suppliers throughout China. We mix these ingredients following our special formula after repeated testing and created our own recipe of drinks. Our health products have been popular among our customers, especially among those who are from western countries.

Coffee Condiments

Coffee condiments, mainly dairy products and syrup, are crucial to the overall quality of our coffee. We source our dairy products, mainly milk and cream, from leading suppliers to ensure their freshness and syrup mainly from distributors of imported syrup. Similar to coffee beans, we have in place stringent quality control measures regarding coffee condiments. For example, we work with our dairy suppliers to have the dairy products tested by SGS.

Packaging Materials and Other Consumables

In addition to coffee and beverage items, we procure a broad range of paper and plastic products, such as cups, straws and cutlery, from a number of suppliers. We inspect the categories, specifications and qualities of our packaging materials and other consumables supplies against our standards set out in the respective supply agreements and quality guarantee agreement.

The manufacturer of our capsule products followed he standard in the process of making the capsules. The final products will be tested again by SGS to ensure that their quality meets our standards.

Our Store Network

As discussed above, we typically locate our stores in areas with high demand for coffee, such as office buildings, bakeries, shopping malls and residential areas. As of the date of this prospectus, we have seven stores located in Guangdong Province, Jilin Province and Chongqing City, including two of our own retail stores and five Brand Stores. We also have worked with and placed our coffee machines into over 290 Cooperation Stores Guangdong, Jilin and Chongqing. We will continue to expand our store network to new regions and cities in China. We will also increase the density of our store network in areas with high demand for coffee in our existing markets. The expansion of our store network will enable us to serve more customers and get closer to our customers.

Our Customers

The customers of our coffee and healthy drinks products comprise mainly of companies and beverage stores located in Guangdong Province, Jilin Province and Chongqing City in China.

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the years ended December 31, 2018 and 2017.

Customers	2018		2017
	Amount	%	Amount	%
Dong Guan Humen Kasule Food and Drink Company	$3,879	23.52	0	0
Dongguan Kasule Food and Drink Limited Company	$5,099	30.92	0	0

Intellectual Property

We develop and protect our intellectual property portfolio by registering our trademarks, copyrights and domain names. As of the date of this prospectus, we have one registered trademark with the Trademark Office of the PRC State Administration for Industry & Commerce (the “Trademark Office”) with an effective period from May 28, 2019 to May 27, 2029 and two domain names (www.agilityholding.com and www.capsulemall.cn) with Ministry of Industry and Information Technology with effective periods from August 4, 2018 to August 4, 2020 and from September 17, 2018 to September 17, 2020, respectively. In addition, we have applied to register 12 trademarks with the Trademark Office, which is still in the process of reviewing our applications.

In addition, we entered into standard employee confidentiality agreement with our technology development employees, which provides that the employees own confidentiality obligations in relation to our trade and technology secrets.

Seasonality

We experience seasonality in our business, reflecting seasonal fluctuations in food productions and storages. For example, we generally experience lower transaction volumes during national holidays in China, particularly during the Chinese New Year holiday season in the first quarter of each year.

Employees

As of September 30, 2019, we had 36 full-time employees and no part-time employees. The departments cover, sales and marketing, administration, customer service, logistics, storage, rear service, procurement, accounting, design, public relationship, intellectual technology, research and development and human resources. We are required under PRC law to make contributions to employee benefit plans for our PRC-based full-time employees at specified percentages of the salaries, bonuses and certain allowances of such employees, up to a maximum amount specified by the local governments in China and we also are required to make contributions to the work-related injury insurance for the part-time employees. We maintain a good working relationship with our employees, and as of the date of this prospectus, we have not experienced any material labor disputes in the past. None of our employees are represented by labor unions.

Competitive Strength

We are dedicated to serving our customers. We believe that the following strengths contribute to our success and are the differentiating factors that set us apart from our peers.

●	Leading and fastest growing player focusing on capsule coffee in China: we believe that we are a pioneer that develops a taste for coffee in a society with brisk reverence for tea by offering our customers with convenient capsule coffee, enabling them to make tasty coffee easily.

●	superior customer propositions: Our commitment to quality is uncompromising. We source premium coffee beans from a prominent supplier and work with an experienced team to design our coffee recipes. We also implement stringent quality control procedures and processes across our supply chain, from procurement to inventory and logistics, as well as in our day-to-day store operations. We are able to offer affordable coffee capsule and other high-quality products because we have achieved sustainable cost advantages.

Competition

We integrated many components to create our unique business model which enables us to quickly spread out our coffee and healthy drinks to the market. For those that choose to join us as our Brand Stores, we offer them not only the authorization to use our brand, but also support them with all materials, equipment and even staff training and store decoration guidance to start their business. At the same time, our customers can transfer their roles and become part of our team through various channels, including becoming a health product agent after purchasing certain amount of health products on our online store. In addition, we are creatively expanding our store network by providing coffee machines free of charge to other established stores. Although we are not aware of many famous brands in this field with similar business model, we still face intense competition in China’s coffee industry. Our current or potential competitors are mainly coffee shop operators.

We believe that the principal competitive factors in China coffee industry include the following:

●	Store network;

●	Product quality and safety;

●	Product pricing;

●	Supply chain management and operating efficiency;

●	Quality of customer services;

●	Brand recognition and reputation;

●	Effectiveness of sales and marketing; and

●	Customer experience.

Our competitors may have longer operating history, greater brand recognition, more capital, better supplier relationships and larger customer base.

Compliance, Licenses and Permits

For compliance requirements related to our business, including applicable licenses and permits, see “Regulation.”

Environmental Law Compliance

We believe that our manufacturing facilities are currently operating under compliance with local, state, and federal environmental laws. We plan to continue acquiring environmental-oriented equipment and incurring the expenditures we deem necessary for compliance with applicable laws. Expenditures relating to compliance for operating facilities incurred in the past have not significantly affected our capital expenditures, earnings or competitive position.

Legal Proceedings

From time to time, we are subject to legal proceedings and claims arising in the ordinary course of our business. As of the date of this prospectus, we were not involved in any litigation, arbitration or administrative proceedings pending or, to our knowledge, threatened against us that could have a material and adverse effect on our business, financial condition or results of operations.

Insurance

We provide social security insurance including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits for our employees. Consistent with customary industry practice in China, we do not maintain business interruption insurance, nor do we maintain product liability insurance or key-man life insurance.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China or our shareholders’ rights to receive dividends and other distributions from us.

Regulations on Food Safety and Licensing Requirement for Customer Food Services

Food Safety Law

In accordance with the Food Safety Law of the PRC, or the Food Safety Law, as effective on June 1, 2009 and most recently amended on December 29, 2018, the State Council of the PRC (the “State Council”) implements a licensing system for the food production and trading. A person who engages in food production, food selling or catering services shall obtain the license in accordance with the Food Safety Law.

According to the Food Safety Law, the State Council shall establish a food safety committee whose duties shall be defined by the State Council. The food safety supervision and administration department under the State Council shall exercise supervision and administration over food production and trading activities according to the duties defined by the Food Safety Law and the State Council. The health administrative department under the State Council shall organize the implementation of risk monitoring and risk assessment of food safety according to the duties defined by the Food Safety Law, and shall formulate and issue national food safety standards together with the food safety supervision and administration department under the State Council. Other relevant departments under the State Council shall carry out relevant food safety work according to the duties defined by the Food Safety Law.

The Food Safety Law sets out, as penalties for violation, various legal liabilities in the form of warnings, orders to rectify, confiscations of illegal gains, confiscations of utensils, equipment, raw materials and other articles used for illegal production and operation, fines, recalls and destructions of food in violation of laws and regulations, orders to suspend production and/or operation, revocations of production and/or operation license, and even criminal punishment.

The Implementation Rules of the Food Safety Law, as effective on July 20, 2009 and amended on February 6, 2016, further specify the detailed measures to be taken and conformed by food producers and business operators in order to ensure food safety as well as the penalties that shall be imposed should these required measures not be implemented.

Food Operation Licensing

On August 31, 2015, China Food and Drug Administration promulgated the Administrative Measures for Food Operation Licensing, which was amended on November 17, 2017. According to the Administrative Measures for Food Operation Licensing, a food operation license shall be obtained in accordance with the law to engage in food selling and catering services within China. The principle of one license for one site shall apply to the licensing for food operation, that is, a food operator shall obtain a food operation license to engage in food operation activities in one operation site. Food and drug administrative authorities shall implement classified licensing for food operation according to food operators’ types of operation and the degree of risk of their operation projects.

The issuance date of a food operation license is the date when the decision on granting the license is made, and the license is valid for five years. Food operators shall hang or place their food operation license originals in prominent places of their operation sites. Where the licensing items which are indicated on a food operation license change, the food operator shall, within ten business days after the changes take place, apply to the food and drug administrative authority which originally issued the license for alteration of the operation license. Those who fail to obtain a food operation license and engage in food operation activities shall be punished by the local food and drug administrative authorities at or above the county level according to Article 122 of the Food Safety Law that the authorities shall confiscate their illegal income, the food or food additives illegally produced or dealt in, and the tools, equipment, raw materials, and other items used for illegal production or operation; and impose a fine of not less than RMB50,000 but not more than RMB100,000 on them if the goods value of the food or food additives illegally produced or dealt in is less than RMB10,000 or a fine of not less than 10 times but not more than 20 times the goods value if the goods value is RMB10,000 or more.

Online Catering Services

In accordance with Measures for the Supervision and Administration of the Safety of Food Offered through Online Catering Services, as effective on January 1, 2018, Online catering service providers shall have their own physical stores and have obtained the food operation licenses according to the law, and shall carry out business activities pursuant to the business forms and business items specified on their own food operation licenses, and they shall not do business beyond the business scope. The provider of a third-party online catering service platform shall, within 30 business days upon approval by the competent communications department, undergo the recordation formalities with the provincial food and drug supervision and administration department at the place where it is located. A catering service provider with a self-built website shall, within 30 business days after undergoing the recordation formalities with the competent communications department, undergo the recordation formalities with the food and drug administrative authority at the county level at the place where it is located. The headquarter of a catering service chain company which provides online trading service for its stores by its website shall be governed by reference to the requirements on providers of third-party online catering service platforms.

Regulations on Environmental Protection

Environmental Protection Law

The Environmental Protection Law of the PRC, or the Environmental Protection Law, was promulgated and effective on December 26, 1989, and most recently amended on April 24, 2014. This Environmental Protection Law has been formulated for the purpose of protecting and improving both the living environment and the ecological environment, preventing and controlling pollution, other public hazards and safeguarding people’s health.

According to the provisions of the Environmental Protection Law, in addition to other relevant laws and regulations of the PRC, the Ministry of Environmental Protection and its local counterparts take charge of administering and supervising said environmental protection matters. Pursuant to the Environmental Protection Law, the environmental impact statement on any construction project must assess the pollution that the project is likely to produce and its impact on the environment, and stipulate preventive and curative measures; the statement shall be submitted to the competent administrative department of environmental protection for approval. Installations for the prevention and control of pollution in construction projects must be designed, built and commissioned together with the principal part of the project.

Permission to commence production at or utilize any construction project shall not be granted until its installations for the prevention and control of pollution have been examined and confirmed to meet applicable standards by the appropriate administrative department of environmental protection that examined and approved the environmental impact statement. Installations for the prevention and control of pollution shall not be dismantled or left idle without authorization. Where it is absolutely necessary to dismantle any such installation or leave it idle, prior approval shall be obtained from the competent local administrative department of environmental protection.

The Environmental Protection Law makes it clear that the legal liabilities of any violation of said law include warning, fine, rectification within a time limit, compulsory cease operation, compulsory reinstallation of dismantled installations of the prevention and control of pollution or compulsory reinstallation of those left idle, compulsory shutout or closedown, or even criminal punishment.

Law on Environment Impact Assessment

Pursuant to the Law of the People’s Republic of China on Environment Impact Assessment, which was issued on October 28, 2002 and most recently amended on December 29, 2018, the State implements a classification-based management on the environmental impact assessment, or EIA, of construction projects according to the impact of the construction projects on the environment. Construction units shall prepare Environmental Impact Report, or EIR, or Environmental Impact Statement, or EIS, or fill out the Environmental Impact Registration Form, or EIRF, (hereinafter collectively referred to as the “EIA documents”) according to the following rules:

●	For projects with potentially serious environmental impacts, an EIR shall be prepared to provide a comprehensive assessment of their environmental impacts;

●	For projects with potentially mild environmental impacts, an EIS shall be prepared to provide an analysis or specialized assessment of their environmental impacts; and

●	For projects with very small environmental impacts so that an EIA is not required, an Environmental Impact Registration Form shall be filled in.

According to Classified Administration Catalogue of Environmental Impact Assessments for Construction Projects issued on September 2, 2008 and amended on April 28, 2018, the food and beverage services are classified as to fill in an Environmental Impact Registration Form. Where the construction entity fails to fill in the Environmental Impact Registration Form in accordance with the law, the environmental protection administrative department at or above the county level shall order it to fill in, and impose a fine of not more than RMB50,000 on it.

Regulations on Fire Prevention

Fire Protection Design Approval and Filing

The Fire Prevention Law of the PRC, or the Fire Prevention Law, was adopted on April 29, 1998 and amended on October 28, 2008. According to the Fire Prevention Law and other relevant laws and regulations of the PRC, the Ministry of Public Security and its local counterparts at or above county level shall monitor and administer the fire prevention affairs. The fire prevention departments of such public securities are responsible for implementation. The Fire Prevention Law provides that the fire prevention design or construction of a construction project must conform to the national fire prevention technical standards (as the case may be). According to Provisions on the Supervision and Administration of Fire Protection of Construction Projects, or the Fire Protection Supervision Provisions, issued on April 30, 2009 and amended on July 17, 2012, for those construction projects with more than 500 square meters, the construction entity shall apply to the fire prevention department of a public security authority for fire protection design approval. For the construction projects other than the conditions foregoing, the construction entity shall, within seven days of obtaining the construction permit of the project, submit the fire protection filing for fire protection design through the website of the fire prevention department of the public security authority at the provincial level or at the service office of the fire prevention department of the public security authority. For a construction project whose investment is less than RMB300,000 or whose construction area is less than 300 square meters, the fire protection design approval or filing is not required.

Fire Protection As-built Acceptance Check and Filing

Upon completion of a construction project to which a fire prevention design has been applied, according to the requirements of the Fire Prevention Law, such project must go through an as-built acceptance check on fire prevention by, or filed with, the relevant fire prevention departments of public security authorities. For construction projects with more than 500 square meters, the construction entity or entity using such venue shall, prior to use and operation of any business thereof, apply for a safety acceptance check on fire prevention with the relevant fire prevention department of the public security authority at or above the county level where the venue is located. For the construction projects other than the conditions foregoing, the construction entity or entity using such venue shall submit the filing for as-built inspection of the project through the website of the fire prevention department of the public security authority at the provincial level or at the service office of the fire prevention department of the public security authority. For a construction project whose investment is less than RMB300,000 or whose construction area is less than 300 square meters, the fire protection as-built acceptance check or filing is not required.

Fire Safety Inspection

The Fire Prevention Law requires the employer or user entity shall apply to the fire prevention department of the public security authority of the local people’s government at or above the county level for a fire safety inspection before a public gathering place is put into use or opens for business. Any constructions illegally putting into use or operating a public gathering place without undergoing the fire safety inspection or without satisfying the fire safety requirements upon inspection shall be ordered to stop construction, stop use or stop production or business operation and be fined not less than RMB30,000 but not more than RMB300,000. According to our PRC legal counsel, after consulting with local fire prevention departments, the requirements of conducting the fire safety inspection before use are different among cities. In Beijing, Guangzhou, Fuzhou, and Changsha coffee stores with construction area of more than 300 square meters are required to conduct the fire safety inspection before use; in Shenzhen and Dongguan, coffee stores with construction area of more than 50 square meters are required to conduct the fire safety inspection before use; in Shanghai, Wuxi, Chongqing, Qingdao, Xi’an, Suzhou, Dalian and Nanjing, coffee stores are required to conduct the fire safety inspection before use no matter the size of the construction area.

Regulations Relating to Customer Rights Protection

The PRC Customer Rights and Interests Protection Law, or Customer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the customers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide customers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Customer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of customers.

Regulations on Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and is amended from time to time by the Ministry of Commerce, or the MOFCOM, and the National Development and Reform Commission, or the NDRC. Industries listed in the Catalogue are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalogue are generally deemed as constituting a fourth “permitted” category. According to the Catalogue, customer food and beverage services are classified as industries where foreign investments are permitted.

Draft Foreign Investment Law (2015)

In January 2015, MOFCOM published a draft Foreign Investment Law (2015) for public comments. According to the draft Foreign Investment Law (2015), Foreign investments in the restricted industries must apply for approval from the foreign investment administration authority, whereas foreign investments in business sectors outside of the “negative list” will only be subject to filing procedures.

MOFCOM suggests both registration and approval as potential options for the regulation of variable interest entity structures, depending on whether they are “Chinese controlled” or “foreign controlled.” One of the core concepts of the draft Foreign Investment Law (2015) is “de facto control,” which is broadly defined and emphasizes substance over form in determining whether an entity is “Chinese controlled” or foreign controlled. “De facto control” can be established if a person has the power to exert decisive influence on an entity, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. The draft Foreign Investment Law (2015) specifically provides that entities established in China but “controlled” by foreign investors, such as via contracts or trusts, will be treated as foreign invested enterprises, or FIEs, whereas an investment in China in the foreign investment-restricted industries by a foreign investor may nonetheless apply for treatment as a PRC domestic investment if the foreign investor is determined to be “controlled” by PRC entities and/or citizens. According to the draft Foreign Investment Law (2015), VIEs would also be deemed to be FIEs, if they are ultimately “controlled” by foreign investors, and be subject to the restrictions on foreign investments.

Draft Foreign Investment Law (2018)

In December 2018, the Standing Committee of the National People’s Congress of PRC published the Draft Foreign Investment Law (2018) for public comments. On March 15, 2019, the Foreign Investment Law was formally issued, which will become effective on January 1, 2020. The Foreign Investment Law mainly focuses on the foreign investment promotion, foreign investment protection and foreign investment management. Comparing with the draft Foreign Investment Law (2015), the Foreign Investment Law does not mention concepts such as “De facto control” and “controlling PRC companies by contracts or trusts”, nor did it specify the regulation requirements on controlling through contractual arrangements.

Regulation on Information Security

The Standing Committee of the National People’s Congress promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017, to protect cyberspace security and order. Pursuant to the Cyber Security Law, any individual or organization using the network must comply with the constitution and the applicable laws, follow the public order and respect social moralities, and must not endanger cyber security, or engage in activities by making use of the network that endanger the national security, honor and interests; incite subversion of state power; overthrow the socialist system; incite secession, undermining national unity, terrorism and extremism promotion, ethnic hatred and discrimination; spread violence and disseminate pornographic information, fabricating and spreading false information that disturbs economic and social order; or infringe on the fame, privacy, intellectual property and other legitimate rights and interests of others. The Cyber Security Law sets forth various security protection obligations for network operators, which are defined as “owners and administrators of networks and network service providers,” including, among others, complying with a series of requirements of tiered cyber protection systems; verifying users’ real identity; localizing the personal information and important data gathered and produced by key information infrastructure operators during operations within the PRC; and providing assistance and support to government authorities where necessary for protecting national security and investigating crimes.

To comply with these laws and regulations, we have adopted security policies and measures to protect our cyber system and customer information.

Regulations on E-Commerce

The Standing Committee of the National People’s Congress of PRC enacted the PRC E-Commerce Law on August 31, 2018, which became effective on January 1, 2019. Under the PRC E-Commerce Law, e-commerce refers to operating activities of selling goods or providing services through the internet or other information networks. The PRC E-Commerce Law generally applies to: (i) platform operators, which refer to legal persons or unincorporated organizations that provide network places of business, transaction matching, information release and other services to enable the transaction parties to carry out independent transaction activities; (ii) operators on the platform, which refer to e-commerce operators that sell goods or provide services to customers through e-commerce platforms; and (iii) other e-commerce operators that sell goods or provide services through self-established websites or other network services. The PRC E-commerce Law also provides rules in relation to e-commerce contracts, dispute settlements, e-commerce development as well as legal liabilities involved in e-commerce.

Regulations on Foreign Exchange

Pursuant to the Foreign Exchange Administration Regulations, as amended in August 2008, the RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside the PRC, unless SAFE’s prior approval is obtained and prior registration with SAFE is made. In May 2013 SAFE promulgated the Circular of the SAFE on Printing and Distributing the Administrative Provision on Foreign Exchange in Domestic Direct Investment by Foreign Investors and Relevant Supporting Documents which provides for and simplifies the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange.

Pursuant to the Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicles or the SAFE Circular 37, promulgated by SAFE and which became effective on July 4, 2014, (a) a PRC resident shall register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle, or Overseas SPV, that is directly established or controlled by the PRC Resident for the purpose of conducting investment or financing; and (b) following the initial registration, the PRC Resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change of the Overseas SPV’s PRC Resident shareholder(s), name of the Overseas SPV, term of operation, or any increase or reduction of the Overseas SPV’s registered capital, share transfer or swap, and merger or division. Pursuant to SAFE Circular 37, failure to comply with these registration procedures may result in penalties.

Pursuant to the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, or the SAFE Notice 13, which was promulgated on February 13, 2015 and with effect from June 1, 2015, the foreign exchange registration under domestic direct investment and the foreign exchange registration under overseas direct investment is directly reviewed and handled by banks in accordance with the SAFE Notice 13, and the SAFE and its branches shall perform indirect regulation over the foreign exchange registration via banks.

Regulations Relating to Dividend Distributions

The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include the PRC Wholly Foreign-Owned Enterprise Law issued in April 1986 and most recently amended in September 2016, and the PRC Implementation Regulations on the Wholly Foreign-Owned Enterprise Law issued in December 1990 and most recently amended in February 2014. Under these regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. These reserve funds, however, may not be distributed as cash dividends.

Regulations Relating to Stock Incentive Plans

According to the Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or the Share Incentive Rules, which was issued by the SAFE in February 2012 and other regulations, directors, supervisors, senior management and other employees participating in any share incentive plan of an overseas publicly-listed company who are PRC citizens or non-PRC citizens residing in China for a continuous period of not less than one year, subject to certain exceptions, are required to register with the SAFE. All such participants need to authorize a qualified PRC agent, such as a PRC subsidiary of overseas publicly-listed company to register with the SAFE and handle foreign exchange matters such as opening accounts, transferring and settlement of the relevant proceeds. The Share Incentive Rules further require an offshore agent to be designated to handle matters in connection with the exercise of share options and sale of proceeds for the participants of share incentive plans.

Failure to complete the SAFE registrations for our employee incentive plans may subject them to fines and legal sanctions, and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us.

Regulations Relating to Overseas Listings

In August 2006, six PRC regulatory authorities, including the China Securities Regulatory Commission, or the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, amended in June 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require that an Overseas SPV formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such Overseas SPV’s securities on an overseas stock exchange.

The management, based on its understanding of the current PRC laws and regulations, believes our corporate structure and arrangements are not subject to the M&A Rules. However, there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and the management’s opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

Regulations on Labor

Labor Contract Law

As of January 1, 2008 and as amended on December 28, 2012, labor contracts shall be concluded in writing if labor relationships are to be or have been established between enterprises or institutions and the laborers under the Labor Contract Law of the PRC, or the Labor Contract Law. Enterprises and institutions are forbidden to force the laborers to work beyond the time limit and the employers shall pay laborers overtime working compensation in accordance with national regulations. In addition, the labor wages shall not be lower than local standards on minimum wages and shall be paid to the laborers timely. According to the Labor Law of the PRC effective as of January 1, 1995, and as amended on December 29, 2018, enterprises and institutions shall establish and perfect its system of work place safety and sanitation, strictly abide by state rules and standards on work place safety and sanitation, educate laborers of work place safety and sanitation. Work place safety and sanitation facilities shall comply with state-fixed standards.

Regulations on Social Insurance and Housing Fund

According to the Social Insurance Law of the PRC effective as of July 1, 2011, and as amended on December 29, 2018, the Regulations on Occupational Injury Insurance effective as of January 1, 2004 and as amended on December 20, 2010, the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective as of January 1, 1995, the Interim Regulations concerning the Levy of Social Insurance effective as of January 22, 1999, the Interim Measures concerning the Administration of the Registration of Social Insurance effective as of March 19, 1999 and the Regulations concerning the Administration of Housing Fund effective as of April 3, 1999 and amended on March 24, 2002, enterprises and institutions in the PRC shall provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, occupational injury insurance and medical insurance, as well as housing fund and other welfare plans.

Regulations on Labor Dispatch

The Interim Provisions on Labor Dispatch was promulgated by the Ministry of Human Resources and Social Security and became effective on March 1, 2014. The Interim Provisions on Labor Dispatch sets forth that labor dispatch should only be applicable to temporary, auxiliary or substitute positions, or the Three-Nature Requirements. Temporary positions shall mean positions subsisting for no more than six months, auxiliary positions shall mean positions of non-major business that serve positions of major businesses, and substitute positions shall mean positions that can be held by substitute employees for a certain period of time during which the employees who originally hold such positions are unable to work as a result of full-time study, being on leave or other reasons.

Regulations on Property Leasing

Under the Administrative Measures on the Lease of Commodity Housing issued by Ministry of Housing and Urban-Rural Development on December 1, 2010, the parties to a lease agreement shall go through the lease registration and filing process with the competent construction (real estate) departments of the municipalities directly under the PRC Government, cities and counties where the housing is located within 30 days after the lease agreement is signed. For those who fail to comply with the above regulations, such competent departments may impose a fine of between RMB1,000 and RMB10,000 per lease.

Regulations on Intellectual Property Rights

Copyright

Pursuant to the Copyright Law of the PRC, as amended in 2010, copyrights include personal rights such as the right of publication and that of attribution as well as property rights such as the right of production and that of distribution. Reproducing, distributing, performing, projecting, broadcasting or compiling a work or communicating the same to the public via an information network without permission from the owner of the copyright therein, unless otherwise provided in the Copyright Law of the PRC, shall constitute infringements of copyrights. The infringer shall, according to the circumstances of the case, undertake to cease the infringement, take remedial action, and offer an apology, pay damages, etc.

Pursuant to the Computer Software Copyright Protection Regulations promulgated on December 20, 2001 and amended on January 30, 2013, the software copyright owner may go through the registration formalities with a software registration authority recognized by the State Council’s copyright administrative department. The software copyright owner may authorize others to exercise that copyright, and is entitled to receive remuneration.

Trademark

Pursuant to the Trademark Law of the PRC, as amended in 2013, the right to exclusive use of a registered trademark shall be limited to trademarks which have been approved for registration and to goods for which the use of such trademark has been approved. The period of validity of a registered trademark shall be ten years, counted from the day the registration is approved. According to this law, using a trademark that is identical to or similar to a registered trademark in connection with the same or similar goods without the authorization of the owner of the registered trademark constitutes an infringement of the exclusive right to use a registered trademark. The infringer shall, in accordance with the regulations, undertake to cease the infringement, take remedial action, and pay damages, etc.

Domain Name

Domain names are protected under the Administrative Measures on the Internet Domain Names promulgated by the MIIT on August 24, 2017 and became effective on November 1, 2017. The MIIT is the major regulatory authority responsible for the administration of the PRC Internet domain names. The registration of domain names in PRC is on a “first-apply-first-registration” basis. A domain name applicant will become the domain name holder upon completion of the application procedure.

Regulations Relating to Tax in the PRC

Income Tax

The PRC Enterprise Income Tax Law was promulgated in March 2007 and was most recently amended in December 2018. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.

In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or the Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or the Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In March 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or the SAT Circular 24, effective in April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

In February 2015, SAT issued the Notice on Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-PRC Resident Enterprises, or the SAT Circular 7, to supersede existing provisions in relation to the indirect transfer as set forth in Circular 698, while the other provisions of Circular 698 remain in force. SAT Circular 7 introduces a new tax regime that is significantly different from that under Circular 698. SAT Circular 7 extends its tax jurisdiction to capture not only indirect transfers as set forth under Circular 698 but also transactions involving transfer of immovable property in China and assets held under the establishment, and placement in China, of a foreign company through the offshore transfer of a foreign intermediate holding company. SAT Circular 7 also addresses transfer of the equity interest in a foreign intermediate holding company broadly. In addition, SAT Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the indirect transfer as they have to determine whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly. In October 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, amended in June 2018. The SAT Circular 37 superseded the Non-resident Enterprises Measures and SAT Circular 698 as a whole and partially amended some provisions in SAT Circular 24 and SAT Circular 7. SAT Circular 37 purports to clarify certain issues in the implementation of the above regime, by providing, among others, the definition of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of withholding amount, and the date of occurrence of the withholding obligation. Specifically, SAT Circular 37 provides that where the transfer income subject to withholding at source is derived by a non-PRC resident enterprise in instalments, the instalments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

Value-Added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC promulgated on December 13, 1993 and last amended on November 19, 2017 and its implementation rules, all entities or individuals in the PRC engaging in the sale of goods, the provision of processing services, repairs and replacement services, and the importation of goods are required to pay value-added tax. Pursuant to the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax in Lieu of Business Tax promulgated on March 23, 2016 and as amended on July 11, 2017 and December 25, 2017 respectively, upon approval of the State Council, the pilot program of the collection of value-added tax in lieu of business tax shall be promoted nationwide in a comprehensive manner as of May 1, 2016, and all taxpayers of business tax engaged in the building industry, the real estate industry, the financial industry and the life service industry shall be included in the scope of the pilot program with regard to payment of value-added tax instead of business tax. Pursuant to the Circular of the Ministry of Finance and the State Administration of Taxation on Adjusting Value-added Tax Rates promulgated on April 4, 2018 and come to effect on May 1, 2018, by Ministry of Finance and State Administration of Taxation, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 17-percent and 11-percent tax rates are adjusted to be 16 percent and 10 percent respectively.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors and Executive Officers

Our current members of the Board of Directors and executive officers are listed below.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Lam Heung Yeung Horace	Director & CEO	54	October 30, 2019
Chan Hiu	Director & CFO	47	June 1, 2018
Yeung Pik Wah	Director & COO	50	October 30, 2019
Chiang Venant	VP for Corporate Finance & Development	42	October 30, 2019

Lam Heung Yeung Horace, director and CEO

Mr. Lam, age 54, has been serving as Convenor of Board of Directors of Agility International Holding Ltd. since 2016 and Managing Director of Logos Surveyors and Construction Co. since 2012. Mr. Lam received his bachelor degree of Science in Building Serveying with honor from Heriot-Watt University in 1993.

Chan Hiu, director and CFO

Mr. Chan, age 46, has been serving as Financial Controller of Zheng Gong Trading Ltd Co in Dongguan, China since 2016. Mr. Chan was a financial advisor of Shenzhen Long Fu Capital based in Shenzhen, China from 2009 to 2016, and he consulted with clients for financial needs and helped them develop marginal investment plans. Prior to that, He was an owner and financial controller of Motoring Concept Distribution in Orlando, Florida from 2001 and 2008. Mr. Chan received his Bachelor of Business Accounting degree from University of Central Florida in Orlando, Florida in 2000.

Yeung Pik Wah, director and COO

Ms. Yeung, age 50, previously served as Regional Sr. Director at Pfizer Corporation Hong Kong Ltd., where she had been working since 2000 in various positions, such as Finance Director and General Manager. She is also the founder of LoveYoyo Amusement Company Limited and has been working there since 2010. Ms. Yeung also has been serving as the chairwoman at Elderly Care Nursing Home in Hong Kong since 2014. In addition, Ms. Yeung founded Zenecom Internation in 2017 and Zenecom and JMM enterprise, and JMM and Ximu Education Institute in 2018. Ms. Yeung founded LaChou Puff & MilkTea Mini-Shop in 2009 and successfully opened three chain stores within six months. Ms. Yeung received her bachelor degree of Arts in Business Economic from University of California at Los Angeles in 1997.

Chiang Venant, VP for Corporate Finance & Development

Mr. Chiang, age 42, is a seasoned financial professional with about twenty years of experience in the global financial market and was a senior management for various renowned investment banks such as HSBC, Deutsche Bank, Bank of China International and Jefferies. He currently serves as an executive member of Kami Intelligence Limited, Vice Chairman of the investment committee at the Smart City Consortium and Vice President of the Hong Kong Spirit Charity Sports Association. Mr. Chiang Served as a portfolio manager at Cardinalasia Consulting Limited from July 2016 to May 2017. He was the head of Hong Kong and China Property Research at Jefferies Hong Kong from May 2012 to June 2016. Mr. Chiang graduated Cum Laude from University of California at Los Angeles with a bachelor degree of Arts in Business Economics in 2001.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board of directors.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings

To our knowledge, no director, nominee for director, or executive officer of the Company has been a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Code of Ethics

A code of business conduct and ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the code. We are not currently subject to any law, rule or regulation requiring that we adopt a code of ethics; however, we intend to adopt one in the near future.

Corporate Governance

The business and affairs of the Company are managed under the direction of our board of directors. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the board of directors.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our board of directors.

Board Leadership Structure and Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board of directors’ appetite for risk. While the board of directors oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board of directors leadership structure supports this approach.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal year ended December 31, 2018 and 2017. No executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Lam Heung Yeung Horace	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Chan Hiu	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Yeung Pik Wah	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Chiang Venant	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

Currently, we do not have an employment agreement in place with our officers and directors.

Option Grants

We had no outstanding equity awards as of the end of fiscal years ended December 31, 2018 and 2017.

Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during fiscal years ended December 31, 2018 and 2017 by the executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

We had no outstanding equity awards as of the end of fiscal years ended December 31, 2018 and 2017.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in fiscal 2018 and 2017 under any long-term incentive plan.

Director Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors.

Our directors did not receive any compensation for their services as directors for the years ended December 31, 2018 and 2017.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of December 19, 2019, by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name and Address	Title of Class	Number of Shares Beneficially Owned (1)	Percentage Ownership of Shares of Common Stock
Executive Officers and Directors
Lam Heung Yeung Horace	Common Stock	37,170,000	14.41%
Yeung Pik Wah	Common Stock	—	—
Chan Hiu	Common Stock	10,879,000	4.22%
Chiang Venant (2)	Common Stock	1,050,000	*

All Officers and Directors (4 persons)	Common Stock	48,310,000	18.73%

Owner of more than 5% of Class
Chan, Chun Ngan	Common Stock	91,239,300	35.38%
Leung, Yuen Dick	Common Stock	16,000,000	6.20%
Team Fu International Co., Limited (3)	Common Stock	17,400,000	6.75%
Leung, Siu Hung	Common Stock	16,689,000	6.47%

*	Represents less than 1%.

(1)	In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on the date of this report, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on the date of this prospectus (257,874,025) and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred stock and on exercise of the warrants and options, if any, subject to limitations on conversion and exercise. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	Global Mega Limited directly holds 1,050,000 shares of the Company’s common stock. Mr. Chiang is the sole director of Global Mega Limited and therefore may be deemed to beneficially own the shares beneficially owned by Global Mega Limited.

(3)	Tong Siu Kei Tony is the director of Team Fu International Co., Limited, which has a registered address at 18C MG Towner, 133 HOI BUN Rd., Hong Kong.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no related transactions with our director, executive officer, or stockholder holding at least 5% of shares of our common stock, or any family member thereof during the years ended December 31, 2018 and 2017 that exceeds $120,000.

As disclosed above, on October 1, 2019, the Company entered into a Share Exchange Agreement with Well Benefit and the Shareholders of Well Benefit to acquire all of the issued and outstanding capital stock of Well Benefit in exchange for the issuance to the Shareholders an aggregate of 252,874,025 shares of Common Stock. Mr. Leung Kwok Hei and Mr. Chan Hiu are among the Shareholders and respectively received 10,880,000 shares and 10,090,000 shares of Common Stock of the Company upon closing of the Reverse Merger in accordance with the Share Exchange Agreement.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue up to 8,999,886,999 shares of common stock, par value $0.0001 per share, and 9,989,886,988 preferred shares, par value $0.0001 per share, with the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock be designated by the Board of Directors at a later time without shareholder approval.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock

As of the date of this prospectus, no preferred shares have been issued. The designations and the powers, preferences and rights, and the qualifications or restrictions of the referred shares are as follows:

The shares of preferred stock are authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is OTR, Inc. Securities Transfer, located at 1050 SW Sixth Avenue, Suite 1230, Portland, OR 97204.

SELLING sTOCKholders

The following table details the name of the selling stockholders, the number of shares beneficially owned by such selling stockholders and the number of shares that may be offered by such selling stockholders for resale under this prospectus.

In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of common stock as to which the selling stockholders has sole or shared voting power or investment power and any shares of common stock the selling stockholders have the right to acquire within sixty (60) days (including shares of common stock issuable pursuant to securities currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

Except that Mr. Leung Kwok Hei was our former Chief Executive Officer, the selling shareholders do not have any position, office or other material relationship within past three years with the Company. Mr. Leung resigned from the Company on October 30, 2019. None of the selling shareholders is a broker dealer or an affiliate of a broker dealer. The selling shareholders do not have an agreement or understanding to distribute any of the shares being registered. The selling shareholders may offer for sale from time to time any or all of the shares. The table below assumes that the selling shareholders will sell all of the shares offered for sale hereby. The selling shareholders are under no obligation to sell any shares pursuant to this prospectus.

The following table is based on 257,874,025 shares outstanding as of the date of this registration statement.

	Shares of Common Stock
Name of Selling Shareholder	Beneficially Owned Prior to the Sale of all Shares covered by this Prospectus	Percentage of Common Stock Owned before the Offering	Shares Available for Sale under this Prospectus	Beneficially Owned After the Sale of all Shares covered by this Prospectus	As a Percent of Total Outstanding After the Sale of Shares covered by this Prospectus
Leung Kwok Hei	10,880,000	4.2%	10,880,000	(1)	(1)
Well Kept Global Limited (2)	5,303,000	2.1%	5,303,000	(1)	(1)
Ascent Rich Global Limited (3)	11,800,000	4.6%	11,800,000	(1)	(1)

(1)	Because (a) the Selling Stockholders may offer all or some of the shares of our common stock that they hold in the offering contemplated by this prospectus, (b) the offering of shares of our common stock is not being underwritten on a firm commitment basis, and (c) the Selling Stockholders could purchase additional shares of our common stock from time to time, no estimate can be given as to the number of shares or percent of our common stock that will be held by the Selling Stockholders upon termination of the offering.

(2)	Chun Chun Yee Sanny is the sole director of Well Kept Global Limited (“Well Kept”), and as such may be deemed to have the voting and dispositive power over the shares held by Well Kept. Chun Chun Yee Sanny disclaims beneficial ownership over the shares held by Well Kept except to the extent of the pecuniary interest therein. The address of Well Kept is Flt 2306 23/F Blk A Hong Wah Court Lam Tin Kln, Hong Kong.

(3)	Ho Chun Pong is the sole director of Ascent Rich Global Limited (“Ascent”), and as such may be deemed to have the voting and dispositive power over the shares held by Ascent. Ho Chun Pong disclaims beneficial ownership over the shares held by Ascent except to the extent of the proportionate pecuniary interest therein. The address of Ascent is Rm.15, 3/F, Blk. B, Shing Tak Hse., Lung Tak Crt., 52 Cape Rd. Stanley, Hong Kong.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

●	transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	in connection with short sales of the shares entered into after the effective date of the registration statement of which this prospectus is a part;

●	by pledge to secure or in payment of debt and other obligations;

●	through the writing of options, whether the options are listed on an options exchange or otherwise;

●	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

●	through a combination of any of the above transactions.

Each selling stockholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to the purchaser or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchaser. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act of 1933 amending the list of selling stockholders to include the transferees, pledges or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling stockholders and/or the purchasers. Each selling stockholder has represented and warranted to us that such selling stockholder acquired the securities subject to this prospectus in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each selling stockholder that it may not use shares to be sold under this prospectus to cover short sales of common stock made prior to the date on which the registration statement of which this prospectus forms a part shall have been declared effective by the Commission. If a selling stockholder uses this prospectus for any sale of common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this prospectus.

We entered into a registration rights agreement for the benefit of the selling stockholders to register the common stock under applicable federal and state securities laws. The registration rights agreement provides for cross-indemnification of the selling stockholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling stockholders incident to the registration of the offering and sale of the common stock.

LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by _______, Texas.

EXPERTS

The consolidated financial statements of Well Benefit International Limited and subsidiaries as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 included in this prospectus have been audited by WWC, P.C., independent registered public accountants, as stated in its report appearing herein and elsewhere in this prospectus, and have been so included in reliance upon the report of this firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including exhibits) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the common stock offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

Global Seed Corporation and Subsidiaries

Unaudited Financial Statements

GLOBAL SEED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	Unaudited	Audited
Assets
Current Assets:
Cash and cash equivalents	$30,489	$8,717
Accounts receivable, net	42,287	7,307
Other receivables, net	27,313	5,494
Inventories	305,943	24,794
Prepaid tax	1,448	12,763
Prepayment	130,660	-
Related party receivable	-	16,742
Total Current Assets	538,140	75,817

Property, plant and equipment, net	44,142	22,185
Intangible assets, net	-	4,828
Total Assets	$582,282	$102,830

Liabilities and Stockholders’ (Deficit) Equity

Current Liabilities:
Accounts payable and accrued payables	78,785	30,538
Advances from customers	381,826	81,410
Due to related party	1,051,346	270,021
Taxes payable	-	68
Total Current Liabilities	1,511,957	382,037

Total Liabilities	1,511,957	382,037

Stockholders’ Equity:

Common stock (8,999,886,999 shares authorized, 257,874,025 issued and outstanding at December 31, 2018, on a pro forma basis)	25,787	25,787
Paid in capital	91,863	91,863
Accumulated deficit	(1,089,104)	(405,989)
Accumulated other comprehensive loss	43,612	10,626
Stockholders’ Equity
Total Stockholders’ deficit	(927,842)	(277,713)
Non-controlling interest	(1,833)	(1,494)
Total Deficit	(929,675)	(279,207)
Total Liabilities and Stockholders’ Equity	582,282	102,830

See accompanying notes to condensed consolidated financial statements

GLOBAL SEED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three months ended September 30, 2019	Three months ended September 30, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Net revenues	$27,811	$76	$85,799	$14,070
Cost of revenues	14,044	4,381	52,901	8,073
Gross profit	13,767	(4,305)	32,898	5,997
Operating expenses:
Selling and marketing expenses	13,506	6,486	29,369	6,486
General and administrative expenses	339,645	220,116	686,437	295,200
Total operating expenses	353,151	226,602	715,806	301,686

Operating loss	(339,384)	(230,907)	(682,908)	(295,689)

Other income (expenses):
Interest income	11	-	29	-
Interest expenses	-	1,637	-	-
Other income	1,399	(405)	341	-
Other expenses	(683)	(14)	(683)	(14)
Total other income and (expenses)	727	1,218	(313)	(14)
Loss before tax	(338,657)	(229,689)	(683,221)	(295,703)
Income tax	195	(151)	233	110

Net loss	$(338,852)	$(229,538)	$(683,454)	$(295,813)

Non-controlling interest	949	-	(339)	-
Net loss attributable to stockholder	(339,801)	(229,538)	(683,115)	(295,813)
Other comprehensive income:
Foreign currency translation income	27,372	1,307	32,986	6,921
Comprehensive loss	$(312,429)	$(228,231)	$(650,129)	$(288,892)

See accompanying notes to condensed consolidated financial statements

GLOBAL SEED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Common	Paid-in	Accumulated	Accumulated Other Comprehensive	Non Controlling
	Stock	Capital	Deficit	Loss	Interest	Total
Balance, January 1, 2018	$500	$51,758	$(74,139)	$-	-	$(21,881)
Capital contribution		28,337	-	-	-	28,337
Net loss	-	-	(14,045)	-	-	(14,045)
Foreign currency translation adjustment	-	-	-	-	-	-

Balance, September 30, 2018	$500	$80,095	$(88,184)	$-	-	$(7,589)

Balance, January 1, 2019	$25,787	$91,863	$(405,989)	$10,626	(1,494)	$(279,207)
Net income	-	-	(683,115)	-	(339)	(683,454)
Foreign currency translation adjustment	-	-	-	32,986	-	32,986

Balance, September 30, 2019	$25,787	$91,863	$(1,089,104)	$43,612	(1,833)	$(929,675)

See accompanying notes to condensed consolidated financial statements

GLOBAL SEED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the period ended
	September 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(683,454)	$(295,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,222	1,619

Changes in operating assets and liabilities:
Accounts receivable	(34,980)	(44,604)
Inventories	(281,149)	(13,983)
Prepayment and deposits	(130,660)	(26,407)
Other receivables	(21,819)	-
Accounts payable and accrued payables	48,247	99,195
Advances from customers	300,416	-
Net cash used in operating activities	(797,177)	(279,993)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(28,746)	(23,642)
Net cash used in investing activities	(28,746)	(23,642)

CASH FLOWS FROM FINANCING ACTIVITIES
Changes in related party balances, net	798,067	162,461
Capital contribution from shareholders	-	157,949
Net cash provided by financing activities	798,067	320,410

EFFECT OF EXCHANGE RATE ON CASH	49,628	-

NET INCREASE (DECREASE) IN CASH	21,772	16,775
CASH, BEGINNING OF PERIOD	8,717	1,887
CASH, END OF PERIOD	30,489	17,986

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Cash paid for interest expense, net of capitalized interest	$-	$-
Cash paid for income tax	$-	$110

See accompanying notes to condensed consolidated financial statements

GLOBAL SEED CORPORATION

NOTES OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Global Seed Corporation (the “Company”) was incorporated on July 13, 2010 in the State of Texas. A substantial portion of the Company’s initial business activities had involved developing a business plan and establishing contacts and visibility in the Asian communities in Houston, Texas. The Company had a change in control on June 2, 2018.

On October 1, 2019, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Well Benefit International Limited (“Well Benefit”) and all of its shareholders (the “Shareholders”), whereby the Company agreed to newly issue 252,874,025 shares of its common stock to the Shareholders in exchange for all of the outstanding ordinary shares of Well Benefit (such transaction, the “Reverse Merger”). On October 30, 2019, the Reverse Merger contemplated under the Share Exchange Agreement was closed. This transaction has been accounted for a reverse takeover transaction and a recapitalization of the Company whereby the Company, the legal acquirer, is the accounting acquiree, and Well Benefit, the legal acquiree, is the accounting acquirer. As a result, the Company elects to consolidate the financial statements of Well Benefit, including those of Zhenghao, into the Company as if the Reverse Merger were consummated from the beginning of the periods covered by this report.

Well Benefit is a company formed in the British Virgin Islands on September 3, 2018. Well Benefit is a holding company. Its primary business activities are conducted through its wholly owned subsidiaries in Guangdong province in the People’s Republic of China (“PRC”). Well Benefit primarily sells coffee capsules, capsules for healthy drinks and coffee brewing machines through wholesale and retail.

Agility International Holding Limited (“Agility”) was incorporated on July 8, 2018 in Hong Kong with limited liability. It is a wholly owned subsidiary of Well Benefit.

On September 25, 2018 Shangshang (Guangzhou) Industrial Investment Company Limited (“Shangshang”) was incorporated as wholly owned foreign entity in the PRC. It is a wholly owned subsidiary of Agility.

Dongguan Zhenghao Industrial Investment Company Limited (“Zhenghao”) was incorporated on January 26, 2017. Zhenghao was acquired by Shangshang on or about December 27, 2018; accordingly, Zhenghao became a wholly owned subsidiary of Shangshang.

On September 7, 2018, Zhenghao registered Dongguan Kasule Food and Drink Company Limited with the local industrial and commercial bureau (“Dongguan Kasule”) as its wholly owned subsidiary. On February 19, 2019, Zhenghao acquired Shenzhen Kasule Food and Drink Company Limited (“Shenzhen Kasule”).

Liquidity and Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized, and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon the liquidation of current assets. For the nine months ended September 30, 2019 and 2018, the Company reported net loss of $683,454 and $295,813, respectively. The Company had working capital deficit of approximately $973,817 and $306,220 as of September 30, 2019 and December 31, 2018, respectively. The Company had net cash outflow of $797,177 and $279,993 from its operating activities during the period ended September 30, 2019 and December 31, 2018. The Company had recurring loss from operation of $682,908 for the period ended September 30, 2019. The Company’s management intends to raise working capital through the sale of securities via private placements.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in conformity with US GAAP. The basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the accounting principles of the PRC (“PRC GAAP”). The differences between US GAAP and PRC GAAP have been adjusted in these financial statements. The Company’s functional currency is the Chinese Renminbi (“RMB”); however, the accompanying financial statements have been translated and presented in United States Dollars (“USD”).

GLOBAL SEED CORPORATION

NOTES OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Property, Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0% to 10%. The estimated useful lives of the plant and equipment are as follows:

Machinery and equipment	5-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

GLOBAL SEED CORPORATION

NOTES OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB) and Hong Kong Dollar (HKD). The Company’s assets and liabilities are translated into United States dollars from RMB and HKD at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2019	2018
Year end RMB: US$ exchange rate	7.1360	6.8665
Annual average RMB: US$ exchange rate	6.8618	6.5137
Year end HKD: US$ exchange rate	7.8396	7.8277
Annual average HKD: US$ exchange rate	7.8380	7.8398

The RMB and HKD are not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Advances from customers

Advances from customers consist of prepayments from customers for merchandise that had not yet been shipped. The Company will recognize the deposits as revenue as customers take delivery of the goods and title to the assets is transferred to customers in accordance with the Company’s revenue recognition policy.

Revenue recognition

The Company recognizes revenue when all the following criteria have been met: it has negotiated the terms of the transaction with the customer which includes setting a fixed sales price, it has transferred of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company’s the amount of revenue recognized to the books reflects the value of goods invoiced, net of any value-added tax (VAT) or excise tax.

GLOBAL SEED CORPORATION

NOTES OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

Accumulated other comprehensive income (loss)

Comprehensive income (loss) comprised of net income (loss) and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. The Company’s comprehensive income (loss) consists of net income (loss) and unrealized gains from foreign currency translation adjustments.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

GLOBAL SEED CORPORATION

NOTES OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

Revenue recognition

The Company recognizes revenue when all the following criteria have been met: it has negotiated the terms of the transaction with the customer which includes setting a fixed sales price, it has transferred of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company’s amount of revenue recognized to the books reflects the value of goods invoiced, net of any VAT or excise tax.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

GLOBAL SEED CORPORATION

NOTES OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

NOTE 3 – INVENTORY

The Company inventory was completely comprised of finished goods. No impairment was recorded.

GLOBAL SEED CORPORATION

NOTES OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – PLANT AND EQUIPMENT

	2019	2018
At Cost:
Machinery and equipment	$52,987	$25,155

Less: Accumulated depreciation	(8,845)	(2,970)

	$44,142	$22,185

Depreciation expense was $6,222 and $3,088 for the period ended September 30, 2019 and the year ended December 2018, respectively.

NOTE 5 – ACCOUNTS RECEIVABLE

The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances.

NOTE 6 – PREPAYMENT

The prepayment balance of $130,108 as of September 30, 2019 mainly represents the advanced payment to the suppliers for business purpose.

NOTE 7 – RELATED PARTY TRANSACTIONS

At September 30, 2019 and December 31, 2018, the Company owed funds to the following related parties; these advances were unsecured and non-interest bearing and due on demand:

Entity	2019	2018	Relationship
Leung Kwok Hei	$55,077	7,589	Shareholder of Global Seed Corporation
Mo Qingtao	$6,790	1,309	Director of Well Benefit
Liang Guoxi	$12,094	285	Director of Agility
Chen Yuexiang	$959,541	254,645	Authorized Representative of Zhenghao
Liang Guoxi	$3,854	2,036	Authorized Representative of Shangshang
Chenyuexiang	$13,990	-	Director of Dongguan Kasule
	$1,051,346	$265,864

GLOBAL SEED CORPORATION

NOTES OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – INCOME TAXES

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Our effective tax rate for fiscal year 2019 will be 21%, which we expect to be fairly consistent in the near term. Our tax rate may also be affected by discrete items that may occur in any given year, but are not consistent from year to year. Income taxes are calculated and accrued for U.S. taxes only.

The Company’s subsidiaries formed in the British Virgin Islands is not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no withholding tax is imposed.

The Company’s subsidiary formed in Hong Kong is subject to the profits tax rate at 16.5% for income generated and operation in the special administrative region.

The Company’s subsidiaries incorporated in the PRC are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s subsidiaries incorporated in the PRC has unused net operating losses (“NOLs”) available for carry forward to future years for PRC income tax reporting purposes up to five years. The Company recorded a deferred tax asset in the amount of $0 at September 30, 2019.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The following table reconciles the statutory rates to the Company’s effective tax rate:

	9/30/2019	9/30/2018
Statutory rates in the State of Texas	-	-
Statutory rates in the British Virgin Islands	-	-
Statutory rates in Hong Kong	16.50%	16.50%
Statutory rates in PRC	25.00%	25.00%
Non-deductible items in the PRC	-0.03%	-0.03%
Foreign earned income not subject to taxes in the British Virgin Islands	(41.50)%	(41.50)%
Effective income tax rate	-0.03%	-0.03%

Loss before taxes:
State of Texas	(56,331)	(11,630)
British Virgin Islands	-	-
Hong Kong	(9,283)	-
PRC	(617,607)	(284,073)
	$(683,221)	(295,703)

GLOBAL SEED CORPORATION

NOTES OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – RISKS

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss if the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Interest risk

The Company is subject to interest rate risk when short term loans become due and require refinancing.

C.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Environmental risks

The Company has procured environmental licenses required by the PRC government. The Company has both a water treatment facility for water used in its production process and secure transportation to remove waste off site. In the event of an accident, the Company has purchased insurance to cover potential damage to employees, equipment, and local environment.

E.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

NOTE 10 - SUBSEQUENT EVENTS

On October 29, 2019, in connection with the Reverse Merger, the board of directors of the Company approved a change in the Company’s fiscal year end from June 30 to December 31, effective immediately.

Well Benefit International Limited

Audited Financial Statements

December 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Well Benefit International Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Well Benefit International Limited (the “Company”) and its subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for the year ended December 31, 2018 and for the period from January 26, 2017 to December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and for the period from January 26, 2017 to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had incurred substantial losses during the year, and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

Certified Public Accountants

We have served as the Company’s auditor since July 31, 2018.

San Mateo, California

April 16, 2019

Well Benefit International Limited and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2018 and 2017

	2018	2017
Assets
Current assets
Cash and cash equivalents	$8,717	$101
Accounts receivable	7,307	-
Other receivables	5,494	-
Inventory	24,794	-
Advances and prepayments to suppliers	12,763	-
Related party receivable	16,742	-
Total current assets	75,817	101

Non-current assets
Property, plant and equipment, net	22,185	-
Intangible assets	4,828	-
Total Assets	$102,830	$101

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	25,137	518
Taxes payable	68	4
Other payable	2,222	-
Accrued liabilities and expenses	3,179	-
Customer advances and deposits	81,410	7,401
Related party payable	258,275	-
Total current liabilities	370,291	7,923

Total Liabilities	370,291	7,923

Commitments and Contingencies

Stockholders’ (Deficit) Equity
Common Stock	16	-
Additional paid in capital	129,380	-
Accumulated deficit	(405,989)	(8,055)
Accumulated other comprehensive loss	10,626	233
Total Global Seed stockholders’ deficit	(265,967)	(7,822)
Non-controlling interest	(1,494)	-
Total Deficit	(267,461)	(7,822)
Total Liabilities and Deficit	$102,830	$101

See Accompanying Notes to the Consolidated Financial Statements

Well Benefit International Limited and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

For the year ended December 31, 2018 and the period from January 26, 2017 to December 31, 2017

	2018	2017

Net revenues	$16,493	$-
Cost of revenues	11,807	-
Gross profit	4,686	-

Operating expenses:
Selling and marketing expenses	12,575	110
General and administrative expenses	391,739	7,941
Total operating expenses	404,314	8,051

Operating loss	(399,628)	(8,051)

Other income (expenses):
Interest income	11	-
Interest expense	(9)	-
Other income	321	-
Other expenses	-	-
Total other income and (expenses)	323	-

Loss before taxes from operations	(399,305)	(8,051)

Provision for income taxes	123	4

Net loss	$(399,428)	$(8,055)

Non-controlling interest	(1,494)	-
Net loss attributable to Well Benefit	(397,934)	(8,055)

Other comprehensive income:
Foreign currency translation income	10,393	233
Comprehensive loss	$(389,035)	$(7,822)

See Accompanying Notes to the Consolidated Financial Statements

Well Benefit International Limited and Subsidiaries

Consolidated Statements of Stockholders’ (Deficit) Equity

For the year ended December 31, 2018 and the period from January 26, 2017 to December 31, 2017

		Additional		Accumulated Other	Non
	Common	Paid In	Accumulated	Comprehensive	Controlling
	Stock	capital	Deficit	Loss	Interest	Total
Balance, January 26, 2017	-	-	-	-	-	-
Capital contribution
Recapitalization
Net loss			(8,055)			(8,055)
Foreign currency translation adjustment				233		233
Balance, December 31, 2017	-	-	(8,055)	233	-	(7,822)

Balance, January 1, 2018	-	-	(8,055)	233	-	(7,822)
Capital contribution	16	129,380				129,396
Net loss			(397,934)		(1,494)	(399,428)
Foreign currency translation adjustment				10,393		10,393
Balance, December 31, 2018	16	129,380	(405,989)	10,626	(1,494)	(267,461)

See Accompanying Notes to the Consolidated Financial Statements

Well Benefit International Limited and Subsidiaries

Consolidated Statements of Cash Flows

For the year ended December 31, 2018 and the period from January 26, 2017 to December 31, 2017

	2018	2017
Cash flows from operating activities
Net loss	$(399,428)	$(8,055)
Depreciation	3,088	-
Decrease in accounts and other receivables	(13,308)	-
Increase in inventory	(25,775)	-
Increase in prepayments and advances to suppliers	(13,269)	-
Increase in payables and other current liabilities	115,920	538
Net cash provided by (used in) operating activities	(332,772)	(7,517)

Cash flows from investing activities
Purchase of plant and equipment	(26,151)	-
Payments for security deposits	(5,019)	-
Net cash used in investing activities	(31,170)	-

Cash flows from financing activities
Proceeds from injection of capital by owners	129,382	-
Changes in related party balances, net	243,522	7,621
Net cash provided by financing activities	$372,904	$7,621

Net increase of cash and cash equivalents	8,962	104

Effect of foreign currency translation on cash and cash equivalents	(346)	(3)

Cash and cash equivalents–beginning of year	101	-

Cash and cash equivalents–end of year	$8,717	101

Supplementary cash flow information:
Interest received	$11	$-
Interest paid	$9	$-
Income taxes paid	$123	$4

See Accompanying Notes to the Consolidated Financial Statements

Well Benefit International Limited and Subsidiaries

Notes to Financial Statements

1.	Organization and Principal Activities

Well Benefit International Limited (“the Company”) is a limited company incorporated in the British Virgin Islands on September 3, 2018. The Company is a holding company. Its primary business activities are conducted through its wholly owned subsidiaries in Guangdong province in the People’s Republic of China (“PRC”). The Company primarily sells coffee capsules, capsules for healthy drinks and coffee brewing machines through wholesale and retail.

Agility International Holding Limited (“Agility”) was incorporated on July 8, 2018 in Hong Kong with limited liability. It is a wholly owned subsidiary of the Company.

On September 25, 2018, Shangshang (Guangzhou) Industrial Investment Company Limited (“Shangshang”) was incorporated as a wholly owned foreign entity in the PRC. It is a wholly owned subsidiary of Agility.

Dongguan Zhenghao Industrial Investment Company Limited (“Zhenghao”) was incorporated on January 26, 2017. Zhenghao was acquired by Shangshang on or about December 27, 2018; accordingly, Zhenghao became a wholly owned subsidiary of Shangshang.

On September 7, 2018, Zhenghao registered Dongguan Kasule Food and Drink Company Limited with the local industrial and commercial bureau (“Dongguan Kasule”) as its wholly owned subsidiary. On February 19, 2019, Zhenghao acquired Shenzhen Kasule Food and Drink Company Limited (“Shenzhen Kasule”).

2.	Summary of Significant Accounting Policies

Going concern

As reflected in the Company’s consolidated financial statements, the Company had recurring losses since its inception and had negative working capital of $294,474 as of December 31, 2018; accordingly, there is substantial doubt as to whether the Company will continue as a going concern. The Company’s management intends to raise working capital through the sale of its securities via private placements.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to U.S. GAAP; the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0% to 10%. The estimated useful lives of the plant and equipment are as follows:

Machinery and equipment	5-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB) and Hong Kong Dollar (HKD). The Company’s assets and liabilities are translated into United States dollars from RMB and HKD at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2018	2017
Year end RMB: US$ exchange rate	6.87644	6.75628
Annual average RMB: US$ exchange rate	6.61464	6.56040

	2018	2017
Year end HKD: US$ exchange rate	7.8312	7.8149
Annual average HKD: US$ exchange rate	7.8370	7.8149

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue recognition

The Company recognizes revenue when all the following criteria have been met: it has negotiated the terms of the transaction with the customer which includes setting a fixed sales price, it has transferred of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company's the amount of revenue recognized to the books reflects the value of goods invoiced, net of any value-added tax (VAT) or excise tax.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

3.	Inventory

The Company inventory was completely comprised of finished goods. No impairment was recorded.

4.	Plant and Equipment

	2018	2017
At Cost:
Machinery and equipment	$25,155	$-

Less: Accumulated depreciation	(2,970)	-

	$22,185	$-

Depreciation expenses for the years ended December 31, 2018 and 2017 was $179,525 and $47,617, respectively.

5.	Related Party Transactions

As of December 31, 2018 and 2017, the Company had loans due from the following related parties; these loans were unsecured and non-interest bearing.

Entity	2018	2017	Relationship
Dong Guan Humen Kasule Food and Drink Company	$16,472	$-	Company under Common control

As of December 31, 2018 and 2017, the Company owed funds to the following related parties; these advances were unsecured and non-interest bearing and due on demand:

Entity	2018	2017	Relationship
Liang Guoxi	$285	$-	Director of Agility
Liang Guoxi	2,036	-	Authorized Representative of Shangshang
Chen Yuexiang	254,645	7,401	Authorized Representative of Zhenghao
Mo Qingtao	1,309	-	Shareholder
	$258,275	$7,401

6.	Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company is formed in the British Virgin Islands and therefore is not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no withholding tax is imposed.

The Company’s subsidiary formed in Hong Kong is subject to the profits tax rate at 16.5% for income generated and operation in the special administrative region.

The Company’s subsidiaries incorporated in the PRC are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s subsidiaries incorporated in the PRC has unused net operating losses (“NOLs”) available for carry forward to future years for PRC income tax reporting purposes up to five years. The Company recorded a deferred tax asset in the amount of $0 at December 31, 2018.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The following table reconciles the statutory rates to the Company’s effective tax rate:

	12/31/2018	12/31/2017
Statutory rates in the British Virgin Islands	-	-
Statutory rates in Hong Kong	16.50%	16.50%
Statutory rates in PRC	25.00%	25.00%
Non-deductible items in the PRC	-0.03%	-0.05%
Foreign earned income not subject to taxes in the British Virgin Islands	(41.5)%	(41.50)%
Effective income tax rate	-0.03%	-0.05%

Loss before taxes:
British Virgin Islands	-	-
Hong Kong	287	-
PRC	399,141	-
	$399,428	$-

7.	Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss if the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Interest risk

The Company is subject to interest rate risk when short term loans become due and require refinancing.

C.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Environmental risks

The Company has procured environmental licenses required by the PRC government. The Company has both a water treatment facility for water used in its production process and secure transportation to remove waste off site. In the event of an accident, the Company has purchased insurance to cover potential damage to employees, equipment, and local environment.

E.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

8.	Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events from December 31, 2018 through the date the financial statements were available to be issued and has determined that there are not any material subsequent events that require disclosure.

Global Seed Corporation and Well Benefit International Limited

Pro Forma Combined Financial Statements

December 31, 2018

Contents	Page

Pro Forma Combined Balance Sheet as of December 31, 2018 (unaudited)	F-32

Pro Forma Combined Statement of Operations and Comprehensive Loss for the Twelve Months Ended December 31 2018 (unaudited)	F-33

Notes to Unaudited Pro Forma Consolidated Financial Statements (unaudited)	F-34 - F-36

Global Seed Corporation (“GLBD”)

Pro Forma Combined Balance Sheet

At December 31, 2018

	GLBD	Well Benefit	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$-	8,717	-	$8,717
Accounts receivable	-	7,307	-	7,307
Other receivables and other current assets	-	5,494	-	5,494
Inventory	-	24,794	-	24,794
Advances and prepayments to suppliers	-	12,763	-	12,763
Prepaid expenses, taxes	-	-	-	-
Related party receivable	-	16,742	-	16,742
Total current assets	-	75,817	-	75,817

Non-current assets

Investment	-	-	-	-
Property, plant and equipment, net	-	22,185	-	22,185
Construction in progress, net	-	-	-	-
Intangible assets	-	4,828	-	4,828
Deposits	-	-	-	-
Total Assets	$-	102,830	-	$102,830

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities				-
Short term bank loans	-	-	-	-
Accounts payable	-	25,137	-	25,137
Taxes payable	-	68	-	68
Other payables	-	2,222	-	2,222
Accrued liabilities	-	3,179		3,179
Customer advances and deposits	-	81,410	-	81,410
Related party payable	11,746	258,275	-	270,021
Total current liabilities	11,746	370,291	-	382,037

Total Liabilities	$11,746	370,291	-	$382,037

Stockholders’ Equity
Common stock (8,999,886,999 shares authorized, 257,874,025 issued and outstanding at December 31, 2018, on a pro forma basis)	500	16	25,271	25,787
Registered capital	-	129,380	(129,380)	-
Additional paid in capital	80,324	-	11,539	91,863
Accumulated deficit	(92,570)	(405,989)	92,570	(405,989)
Accumulated other comprehensive (loss) income	-	10,626	-	10,626
Total Global Seed stockholders’ deficit	(11,746)	(265,967)	-	(277,713)
Non-controlling interest	-	(1,494)	-	(1,494)
Total Deficit	(11,746)	(267,461)		(279,207)

Total Liabilities and Stockholders’ Equity	$-	102,830	-	$102,830

Global Seed Corporation (“GLBD”)

Pro Forma Combined Statement of Operations and Comprehensive Loss

At December 31, 2018

	GLBD	Well Benefit	Adjustments	Combined

Net revenues	$-	$16,493	$-	$16,493
Cost of revenues	-	11,807	-	11,807
Gross profit		4,686	-	4,686

Operating expenses:
Selling and marketing expenses	-	12,575	-	12,575
General and administrative expenses	18,431	391,739	-	410,170
Total operating expenses	18,431	404,314	-	422,745

Operating loss	(18,431)	(399,628)	-	(418,059)

Other income (expenses):
Interest income	-	11	-	11
Interest expense	-	(9)	-	(9)
Other income	-	321	-	321
Other expenses	-	-	-	-
Total other income and (expenses)	-	323	-	323

Loss before tax	(18,431)	(399,305)	-	(417,736)

Income tax	-	123	-	123

Net loss	$(18,431)	$(399,428)	$-	$(417,859)

Non-controlling interest	-	-	-	-
Net loss attributable to stockholder	(18,431)	(399,428)	-	(417,859)
Other comprehensive income:
Foreign currency translation loss	-	10,393	-	10,393

Comprehensive loss	$(18,431)	$(389,035)	$-	$(407,466)

Loss per share
Basic and diluted loss per share				$(0.00)
Basic and diluted weighted average shares outstanding				257,874,025

Global Seed Corporation (“GLBD”)

Notes to the Pro Forma Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Global Seed Corporation (the “Company”) was incorporated on July 13, 2010 in the State of Texas. A substantial portion of the Company’s initial business activities had involved developing a business plan and establishing contacts and visibility in the Asian communities in Houston, Texas. The Company had a change in control on June 2, 2018.

On October 1, 2019, the Company entered into share exchange agreement by and among Well Benefit International Limited, (“Well Benefit”) and its shareholders (the “Shareholders”), whereby the Company newly issued 252,874,025 shares of its common stock to the Shareholders in exchange for all the outstanding ordinary shares of Well Benefit on October 30, 2019. This transaction has been accounted for a reverse takeover transaction and a recapitalization of the Company whereby the Company, the legal acquirer, is the accounting acquiree, and Well Benefit, the legal acquiree, is the accounting acquirer.

Well Benefit is a company formed in the British Virgin Islands on September 3, 2018. Well Benefit is a holding company. Its primary business activities are conducted through its wholly owned subsidiaries in the Guangdong province in the People’s Republic of China (“PRC”). Well Benefit primarily sells coffee capsules, capsules for healthy drinks and coffee brewing machines by wholesale and retail.

Agility International Holding Limited (“Agility”) was incorporated on July 8, 2018 in Hong Kong with limited liability. It is a wholly owned subsidiary of the Well Benefit.

On September 25, 2018 Shangshang (Guangzhou) Industrial Investment Company Limited (“Shangshang”) was incorporated as wholly owned foreign entity in the PRC. It is a wholly owned subsidiary of Agility.

Dongguan Zhenghao Industrial Investment Company Limited (“Zhenghao”) was incorporated on January 26, 2017. Zhenghao was acquired by Shangshang on or about December 27, 2018; accordingly, Zhenghao became a wholly owned subsidiary of Shangshang.

On September 7, 2018, Zhenghao registered Donggaun Kasule Food and Drink Company Limited. with the local industrial and commercial bureau (“Dongguan Kasule”) as its wholly owned subsidiary. On February 19, 2019, Zhenghao acquired Shenzhen Kasule Food and Drink Company Limited (“Shenzhen Kasule”).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These pro forma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the reverse takeover transaction between the Company and Well Benefit has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. Goodwill would not be recognized in this transaction, and the carrying values of the Company and Well Benefit are their respective historical values. Actual combined results may have differed from those presented herein.

These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”). The Company’s fiscal year end is June 30 and the financial statements are presented in US dollars

Basis of pro forma combined financial statements

These pro forma combined financial statements include the accounts of the Company and the entities detailed in Note 1 above. All intercompany accounts and transactions have been eliminated.

Global Seed Corporation (“GLBD”)

Notes to the Pro Forma Financial Statements

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the US dollar. The Company, Well Benefit’s functional currency is the U.S. Dollar; Agility uses the Hong Kong Dollar (“HKD”); Shangshang, Zhenghao, Dongguan Kasule and Shenzhen Kasule use the Chinese Renminbi (“RMB”) as their functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period

●	Nonmonetary assets and liabilities at historical rates

●	Revenue and expense items at the average rate of exchange prevailing during the period

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date

●	Equities at the historical rate

●	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

NOTE 3 - PRO FORMA ADJUSTMENTS

Entry No.	Description	Debit	Credit
1	Registered capital	129,380
	Additional paid in capital		11,539
	Common stock		25,271
	Accumulated deficit		92,570

	Issuance of shares under share exchange agreement and recapitalization of the Company

Global Seed Corporation (“GLBD”)

Notes to the Pro Forma Financial Statements

NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with U.S. GAAP which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows and raise additional working capital through the sale of debt and equity to investors. For the twelve months ended December 31, 2018, the combined Company recognized net loss of $417,859. As of December 31, 2018, the combined Company had an accumulated deficit of approximately $405,989 and a working capital deficit of $306,220. These conditions raise a substantial doubt as to whether the Company may continue as a going concern.

In an effort to improve its financial position, the Company is working to obtain new working capital through the sales of equity or debt securities for cash to fund operations and to expand. The Company also relies on related parties to provide financing and management services at costs that may not be indicative of the prevailing market rates for such services.

If the Company is not able to generate positive operating cash flows, raise additional capital, and retain the services of certain related parties, it may become insolvent.

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us or the selling stockholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold overallotments or subscriptions.

27,983,000 Shares

Global Seed Corporation

COMMON STOCK

PROSPECTUS

_________, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimates:

Description	Amount
Securities and Exchange Commission registration fee	$6,174.80
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

*	Estimated expenses are presently not known and cannot be estimated.

Item 14. Indemnification of Directors and Officers

Subsection 1 of Section 78.7502 of the Texas Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she (i) is not liable pursuant to Section 78.138 of the Texas Revised Statutes or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 78.138 of the Texas Revised Statutes provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she (i) is not liable pursuant to Section 78.138 of the Texas Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believes to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense. Subsection 3 of Section 78.751 of the Texas Revised Statutes provides that the indemnification provided for by Section 78.7502 does not exclude any other rights to which the indemnified party may be entitled (except that indemnification will generally not be available to a director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action) and that the indemnification shall continue for directors, officers, employees or agents who have ceased to hold such positions, and inures to the benefit of their heirs, executors and administrators.

Section 78.752 of the Texas Revised Statutes empowers the corporation to purchase and maintain insurance or make other financial arrangements on behalf of a person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, for any liability asserted against him or her and expenses incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation has the power to indemnify him or her against such liabilities or expenses. We maintain a customary directors’ and officers’ liability insurance policy.

Our Articles of Incorporation and Bylaws provide for indemnification of our directors and officers, substantially identical in scope to that permitted under applicable Texas law.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. – Exhibits and Financial Statement Schedules.

(a)	Documents as part of this registration statement

	(1)	Financial Statements

Global Seed Corporation and Subsidiaries Unaudited Financial Statements
Balance Sheet as of September 30, 2019 (unaudited)
Statements of Operations for the nine months ended September 30, 2019 and 2018 (unaudited)
Statements of Changes in Stockholders’ Deficit for the nine months ended September 30, 2019 (unaudited)
Statements of Cash Flows for the nine months ended September 30, 2019 and 2018 (unaudited)
Notes to Condensed Consolidated Financial Statements

Well Benefit International Limited and Subsidiaries Audited Financial Statements
Report of Independent Registered Public Accounting Firm
Balance Sheets as of December 31, 2018 and 2017
Statements of Operations for the years ended December 31, 2018 and 2017
Statements of Changes in Stockholders’ Deficit for the years ended December 31, 2018 and 2017
Statements of Cash Flows for the years December 31, 2018 and 2017
Notes to Consolidated Financial Statements

Global Seed Corporation and Well Benefit International Limited Pro Forma Combined Financial Statements
Pro Forma Combined Balance Sheet as of December 31, 2018 (unaudited)
Pro Forma Combined Statement of Operations and Comprehensive Loss for the Twelve Months Ended December 31 2018 (unaudited)
Notes to Unaudited Pro Forma Consolidated Financial Statements (unaudited)

	(2)	Financial Statement Schedules

None.

(b)	Exhibits:

	2.1	Share Exchange Agreement dated October 1, 2019 among Global Seed Corporation, Well Benefit International Limited, and the shareholders of Well Benefit International Limited (incorporated by reference to our Current Report on Form 8-K filed on October 2, 2019)

	3.1	Certificate of Filing (incorporated by reference to our Registration Statement on Form S-1 filed on October 4, 2011)

	3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on October 4, 2011)

	5.1*	Opinion of , regarding legality of securities being registered.

	10.1	English Translation of the Form of the Ka Su Le Cooperation Contract (incorporated by reference to our Current Report on Form 8-K filed on October 31, 2019)

	10.2	English Translation of the Form of “A Cup of Coffee Please” Authorized Cooperation Contract (incorporated by reference to our Current Report on Form 8-K filed on October 31, 2019)

	10.3	General Sales Agreement by and between the GAIS Hong Kong Company Ltd. and Bright Sun Coffee Co. Ltd. dated March 1, 2018 (incorporated by reference to our Current Report on Form 8-K filed on October 31, 2019)

	10.4	English Translation of the Coffee Formula Cooperation Agreement by and between Dongguan Zhenghao Industrial Investment Company Limited and Bright Sun Coffee Co. Ltd. dated March 1, 2018 (incorporated by reference to our Current Report on Form 8-K filed on October 31, 2019)

	10.5	English Translation of the Lease Agreement by and between Dongguan Zhenghao Industrial Investment Company Limited Wang Liping dated November 8, 2017 (incorporated by reference to our Current Report on Form 8-K filed on October 31, 2019)

	10.6	English Translation of the Lease Agreement by and between Dongguan Zhenghao Industrial Investment Company Limited and Li Decheng dated November 08, 2017 (incorporated by reference to our Current Report on Form 8-K filed on October 31, 2019)

	21.1	List of Subsidiaries of Registrant (incorporated by reference to our Current Report on Form 8-K filed on October 31, 2019)

	23.1	Consent of WWC, P.C.

	23.3*	Consent of (included in their opinion filed as Exhibit 5.1).

	101.INS*	XBRL Instance Document

	101.SCH*	XBRL Taxonomy Extension Schema Document

	101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

	101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

	101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

	101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	To be filed by amendment

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes that:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, the Company will treat each such post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it met all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Dongguan, China, on December 23, 2019.

Global Seed Corporation

By:	/s/ Lam Heung Yeung Horace
Lam Heung Yeung Horace
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Lam Heung Yeung Horace	Director and Chief Executive Officer	December 23, 2019
Lam Heung Yeung Horace
/s/ Chan Hiu	Director and Chief Financial Officer	December 23, 2019
Chan Hiu
/s/ Yeung Pik Wah	Director	December 23, 2019
Yeung Pik Wah